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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.             )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Calgon Carbon Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CALGON CARBON CORPORATION        3000 GSK DRIVE        MOON TOWNSHIP, PA 15108

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation (the "Company") at 1:00 p.m., Eastern Time, on Thursday, May 4, 2017 at the principal executive office of the Company, located at 3000 GSK Drive, Moon Township, Pennsylvania 15108.

Information about the business to be considered and voted upon at the meeting and the nominees for election as Directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to: (i) elect three Directors, (ii) vote on an advisory basis on executive compensation (which vote shall be non-binding), (iii) vote on whether the advisory vote on executive compensation should be held every one, two or three years (which vote shall be non-binding), (iv) ratify the appointment of the independent registered public accounting firm for 2017, and (v) approve the Second Amended and Restated Calgon Carbon Corporation 2008 Equity Incentive Plan.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

Very truly yours,

Randall S. Dearth Chairman of the Board, President and Chief Executive Officer

March 23, 2017

CALGON CARBON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation (the "Company") will be held at the principal executive office of the Company, located at 3000 GSK Drive, Moon Township, Pennsylvania 15108, on Thursday, May 4, 2017 at 1:00 p.m., Eastern Time, for the following purposes:

  (1)
  To elect three Directors (Proposal 1);

  (2)
  To vote on an advisory basis on executive compensation (which vote shall be non-binding) (Proposal 2);

  (3)
  To vote on whether the advisory vote on executive compensation should be held every one, two or three years (which vote shall be non-binding) (Proposal 3);

  (4)
  To ratify the appointment of the independent registered public accounting firm of the Company for 2017 (Proposal 4);

  (5)
  To approve the Second Amended and Restated Calgon Carbon Corporation 2008 Equity Incentive Plan (Proposal 5); and

  (6)
  To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered and voted upon at the meeting.

Holders of record of the Company's common stock, par value $0.01 per share, as of the close of business on March 10, 2017 are entitled to notice of, and to vote at, the meeting and/or postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Stockholders' Meeting. The Company is mailing to many of its stockholders a Notice of Internet Availability of Proxy Materials, rather than mailing a full paper set of the materials. This process will reduce the Company's costs to print and distribute its proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Company's proxy materials on the Internet, as well as instructions on obtaining a paper copy. All stockholders who do not receive such a Notice of Internet Availability of Proxy Materials, including stockholders who have previously requested to receive a paper copy of the materials, will receive a full set of paper proxy materials by U.S. mail.

Voting by the Internet or telephone is fast and convenient, and each vote is immediately confirmed and tabulated. If a stockholder receives a paper copy of the proxy materials, the stockholder may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope furnished for that purpose. By using the Internet or telephone the stockholders can help the Company reduce postage and proxy tabulation costs.

Chad Whalen Senior Vice President, General Counsel and Secretary

March 23, 2017

CALGON CARBON CORPORATION

PROXY STATEMENT

CALGON CARBON CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders

May 4, 2017

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting
to be held on May 4, 2017

The 2017 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2016 are available for viewing and to vote by Internet at www.investorvote.com/CCC.

The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Calgon Carbon Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Time, on Thursday, May 4, 2017 at the principal executive office of the Company, located at 3000 GSK Drive, Moon Township, Pennsylvania 15108, and any postponements or adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The accompanying proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement. If, however, you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as "broker non-votes." Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals, such as the election of Directors and executive compensation matters, although they may vote their clients' shares on "routine" proposals, such as the ratification of the independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

It is expected that the Notice of Internet Availability of Proxy Materials will first be mailed to stockholders, and that this Proxy Statement and the accompanying form of proxy will first be available to stockholders, on or about March 23, 2017. The Company's Annual Report to Stockholders for 2016 will also be available on or about March 23, 2017, but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies in person or by mail, telephone, and/or electronic means. The Company may hire a proxy solicitation firm or may request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and the 2016 Annual Report to Stockholders to beneficial owners of the stock held in their names, and the Company would reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING SECURITIES AND RECORD DATE

Holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), of record as of the close of business on March 10, 2017 are entitled to receive notice of and to vote at the meeting and any postponements or adjournments thereof. At the record date, the Company had outstanding 50,755,520 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors and Committees of the Board

As provided by the laws of the State of Delaware, the Company's state of incorporation, the business and affairs of the Company are overseen by the Company's Board of Directors (the "Board"). In accordance with Delaware law, the Board has established four standing committees to which it has delegated certain of its responsibilities: (i) the Compensation Committee, (ii) the Audit Committee, (iii) the Governance Committee, and (iv) the Investment Committee. A current copy of each committee's charter is available to stockholders at the Company's website at www.calgoncarbon.com.

Compensation Committee.    The Compensation Committee currently consists of three directors: Messrs. Alexander (Chairperson) and Massimo, and Ms. Roberts. Our Board has affirmatively determined that each member of the Compensation Committee is "independent" under the listing standards of the New York Stock Exchange ("NYSE") regarding independence and qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code, as amended. The duties and responsibilities of the Compensation Committee are set forth in its written charter. The Compensation Committee is responsible for determining and implementing the Company's general policies with respect to the compensation of its executive officers. The Compensation Committee determines the base salary payable to each executive officer, as well as the short-term cash incentive, if any, payable to each executive officer, and to certain key employees, pursuant to the Company's incentive compensation plans or otherwise. The Compensation Committee's other duties include evaluating the post-service arrangements with the executive officers; approving the report on executive compensation to be included in the Company's annual proxy statement; reviewing and discussing with management the Compensation Discussion and Analysis to be included in the Company's annual proxy statement; and the creation, amendment and termination of certain employee benefit plans. The Compensation Committee also administers the Company's Amended and Restated 2008 Equity Incentive Plan, has the authority to make long-term incentive awards thereunder to all eligible employees, and is responsible for evaluating whether the executives have met their applicable performance levels thereunder, to the extent applicable. Other matters related to the compensation of executive officers and key employees, such as the terms of employment contracts and certain employee benefits, are also reviewed by the Compensation Committee.

Subject to the restrictions set forth in its charter and applicable law, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. In addition, the Compensation Committee may delegate to Company officers or a committee of employees any of its responsibilities with respect to non-equity based plans including, but not limited to, plans created pursuant to the Employee Retirement Income Security Act of 1974 and employment practices created consistent with the various state laws.

The Compensation Committee directly engages an outside compensation consultant, Pay Governance LLC ("Pay Governance"), to provide advice and recommendations on the amount and form of executive and director compensation. The compensation consultants from Pay Governance report directly to the Compensation Committee. The Compensation Committee has determined that Pay Governance is independent from the Company and its management. The Compensation Committee's decision to hire Pay Governance was not made or recommended by Company management.

Audit Committee.    The Audit Committee currently consists of three directors: Messrs. Lyons (Chairperson), Paro and Templin. Our Board has affirmatively determined that each member of the Audit Committee is "independent" under the listing standards of the NYSE regarding independence and the heightened independence standards adopted by the SEC for audit committees. The Board has also determined that each member of the Audit Committee is financially literate. Additionally, Messrs. Lyons, Paro and Templin have each been designated by the Board as the "audit committee financial experts," as contemplated by the Sarbanes-Oxley Act of 2002 and the SEC regulations promulgated thereunder.

The Audit Committee assists the Board in overseeing the Company's financial reporting processes. The duties and responsibilities of the Audit Committee are set forth in its written charter. The Audit Committee's duties and responsibilities include making annual recommendations to the Board regarding the selection (subject to stockholder ratification) of our independent registered public accounting firm; approving the audit and non-audit fees and services of our independent registered public accounting firm; determining the independence of the independent registered public accounting firm; reviewing annually the report of the independent registered public accounting firm; reviewing annually the scope of the independent registered public accounting firm's audit; meeting periodically with the independent registered public accounting firm and management; reviewing the Company's systems of internal accounting and financial controls and disclosure controls and procedures, and determining whether they are functioning adequately and reliably; assessing the performance and scope of internal audit services; reviewing and discussing with management the audited annual and quarterly financial statements of the Company and the Company's SEC filings; reviewing and discussing with management the form and content of the notes to the financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Annual Report on Form 10-K; receiving and reviewing reports from management regarding compliance with corporate policies dealing with business conduct; reviewing business expense reporting of the officers of the Company; reviewing the Company's contingency plans in the event of a failure of its information technology systems; investigating and reporting to the Board as to any alleged breach of law or of the Company's internal policies which is brought to its attention; reviewing the audit reports of the Company's benefit plans; preparing the Audit Committee's report for inclusion in the Company's annual proxy statement; and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing and the confidentiality thereof. In addition, the Audit Committee is responsible for oversight of the Company's financial reporting risk, including fraud. Each year, the Audit Committee evaluates the performance of the independent registered public accounting firm and recommends to the Board the retention or, if appropriate, replacement of the independent registered public accounting firm. The Audit Committee also carries out other assignments given to it from time to time by the Board.

Governance Committee.    The Governance Committee currently consists of three directors: Messrs. Newlin (Chairperson), Alexander and Paro. Our Board has affirmatively determined that each member of the Governance Committee is "independent" under the listing standards of the NYSE regarding independence. The duties and responsibilities of the Governance Committee are set forth in its written charter. The Governance Committee is responsible for reviewing and making recommendations to the Board regarding governance matters, the development and implementation of corporate governance principles, the identification of individuals qualified to become board members, and the review of the Company's directors and officers insurance policies. Among the duties of the Governance Committee is to review the size and composition of the Board and its committees and to make recommendations with respect to nominations for election or appointment of Directors and the fees, including cash and equity, to be paid to Directors. The Governance Committee also administers the Company's Amended and Restated 2008 Equity Incentive Plan as it applies to awards to non-employee Directors, and has the authority to make long-term incentive awards thereunder to non-employee Directors. The Governance Committee periodically reviews the Company's policies on Director tenure. Currently, the Company does not have term limits or a mandatory retirement policy for Directors; instead, the Governance Committee has determined that all Directors should be periodically reviewed on a case-by-case basis.

The Governance Committee endeavors to construct a diverse Board with a wide range of qualifications and experiences. The Company's Corporate Governance Guidelines specifies that the assessment of new Board members will include consideration of background, skill needs, diversity, personal characteristics, business experience and the ability to act effectively on behalf of all of the Company's stockholders. In making its recommendations with respect to potential director nominees, the Governance Committee also considers, among other things, the following qualifications which are also set forth in our Corporate Governance Guidelines—the nominee's business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the Board, and the needs of the Company. The Governance Committee believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities. The Governance Committee undertakes an annual self-evaluation that, among other things, assesses the director selection process, the criteria for Board membership and Board skill sets. The results of the self-evaluation are distributed to the members of the Governance Committee for review, discussion and appropriate follow-up. Likewise, the Board undertakes an annual self-evaluation that, among other things, assesses the appropriateness of the composition of the Board (taking into account experience, qualifications, temperament and diversity, among others). The results of the Board self-evaluation are distributed to the members of the Governance Committee and to the full Board for review, discussion and appropriate follow-up.

The Governance Committee will principally solicit suggestions from current Directors to identify potential candidates for Director, using the criteria described above. The Governance Committee may also employ the assistance of a search firm. The Governance Committee will consider nominees recommended by stockholders and it will evaluate stockholder nominees on the same basis as all other nominees. Section 1.08 of our by-laws describes the process by which stockholders may submit director nominations. The Governance Committee will consider stockholder-recommended nominees with the same weight as others.

Investment Committee.    The Investment Committee currently consists of four directors: Ms. Roberts (Chairperson) and Messrs. Lyons, Massimo and Templin. As specified in more detail in its charter, the Investment Committee's primary duties and responsibilities are to provide oversight on the Company's financial performance, and by doing so, it is responsible for evaluating financial activities and capital projects, recommending dividends, capital structure and policies, and monitoring the Company's Enterprise Risk Management Committee and liability insurance. The Investment Committee is tasked with discussing policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process.

Procedures for Submitting Stockholder Nominees for the Board of Directors

The procedures for a stockholder to nominate a director include the following:

  •
  The stockholder must have given timely written notice, in proper form, to the Secretary of the Company including, without limitation, the stockholder's name and address. To be timely, the notice must have been received no earlier than 120 days prior to and no later than 60 days prior to the anniversary of the preceding year's proxy statement for the annual meeting held in the previous year.

  •
  The notice must set forth the name and address of the stockholder making the nomination (or of the beneficial owner on whose behalf the nomination is being made) and the class and number of shares of the Company beneficially owned by such person.

  •
  The notice must set forth in reasonable detail information concerning the nominee and must include all information relating to a nominee that would be required to be disclosed in a proxy statement or other filings.

  •
  The notice must include a representation that the stockholder making the nomination intends to appear in person or by proxy at the meeting to present the nomination.

  •
  The notice must include the consent of the nominee to serve as a director of the Company if elected.

Director Resignation Policy

Our Corporate Governance Guidelines include a requirement that in an uncontested election of Directors, any director who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election will, within five days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Governance Committee. The Governance Committee is then required to make a recommendation to the Board as to whether it should accept such resignation. Thereafter, the Board is required to decide whether to accept such resignation and disclose its decision-making process in a Current Report on Form 8-K filed with the SEC. In contested elections, the required vote for director elections would be a plurality of votes cast.

Board and Committee Meetings

During 2016, the Compensation Committee held four regular meetings and executed one written consent in lieu of a meeting, the Governance Committee held three regular meetings and one special meeting, the Audit Committee held five regular meetings and one special telephonic meeting and the Investment Committee held five regular meetings and executed one written consent in lieu of a meeting. The Board held five regular meetings, one special meeting, three special telephonic meetings and executed three written consents in lieu of meetings during 2016. All of the Company's directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a Director and (2) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served as a Director.

The Corporate Governance Guidelines of the Company state that all Directors are expected to attend each Annual Meeting of Stockholders, as well as Board and applicable committee meetings, except in unavoidable circumstances. All nine Directors who were members of the Board at the time attended the 2016 Annual Meeting of Stockholders.

Board's Leadership Structure and Role in Risk Management

Mr. Dearth serves as both Chairman of the Board and Chief Executive Officer. Mr. Rupert has been appointed by the Board as an independent Lead Director. Mr. Rupert's career experience as a chief executive officer of a publicly traded company and his history on the Board gives him important insight into the complexity of the Company's operations. The Board believes that Mr. Rupert serves as a strong advocate for the Company's stockholders. The Company's Corporate Governance Guidelines specify that the Lead Director shall preside over the executive sessions of the independent directors. By practice, the Lead Director, among other things, also serves as the liaison between the independent directors and the Chairman of the Board. The Lead Director reviews the agendas before each Board meeting and provides input thereon to the Chairman. The Lead Director periodically reviews and proposes revisions to the Board's procedures and advises committee chairs in fulfilling their designated roles including avoiding conflict between committees concerning their roles. The Lead Director communicates with the Chairman and Chief Executive Officer on a regular basis. The Lead Director is also responsible for communicating the Board's annual evaluation of the Chief Executive Officer.

The Company has established a Risk Management Committee, which consists of members of middle and upper management and is responsible for identifying risks to the Company, developing a plan to address those risks and overseeing the implementation of such plan and the mediation of additional risks as they arise. The Risk Management Committee annually educates, and solicits feedback from, the Company's employees about the types of risk that they may encounter in connection with their day-to-day activities, as well as those risks that may be pertinent to the evaluation of non-routine initiatives.

In 2016, the Risk Management Committee assessed potential fraud risks and cyber security risks in addition to enterprise risks. The Investment Committee had oversight responsibility for the Risk Management Committee which includes an annual assurance that there is an Enterprise Risk Management

Plan and risk assessment, periodic review of the progress against the Enterprise Risk Management Plan and assurance that the Board is aware of the risk assessment results and conclusions about risk tolerance and mitigation. Each year, the full Board receives a report on the progress of the Enterprise Risk Management Plan.

Election of Directors (Proposal 1)

The Board, acting pursuant to the by-laws of the Company, has determined that the number of Directors constituting the full Board shall be nine immediately following the Annual Meeting. The Board is to be divided into three classes of equal size. One such class is elected every year at the Annual Meeting for a term of three years.

The Board has, upon recommendation of the Governance Committee, nominated Randall S. Dearth, John J. Paro and Timothy G. Rupert for re-election as Directors for a term to expire in the Class of 2020, and each of them has agreed to serve if elected. Messrs. Dearth, Paro and Rupert will hold office until the 2020 Annual Meeting of Stockholders, or until the Director's prior death, disability, resignation or removal. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified.

If any nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board.

Information concerning the nominees for Director and the other Directors who will continue in office after the meeting is set forth below. The Board has affirmatively determined that each of the Directors included below, other than Mr. Dearth, are "independent" under the listing standards of the NYSE regarding independence and our Company's Corporate Governance Guidelines.

Class of 2020 Director Nominees

Randall S. Dearth, age 53, has been a Director of the Company since November 2007. Mr. Dearth has been the Chairman of the Board since May 2014. Mr. Dearth has been President and Chief Executive Officer of the Company since August 1, 2012 and, as such, he oversees all of the property, business, operations and affairs of the Company. From 2004 through July 2012, Mr. Dearth was President and Chief Executive Officer of LANXESS Corporation, a specialty chemicals company. Prior thereto, he was President and Chief Executive Officer of Bayer Chemicals Corp., a chemicals manufacturer. Mr. Dearth has been a director of Stepan Company, a global chemical solutions company, since April 2012.

John J. Paro, age 60, has been a Director of the Company since August 2013. Mr. Paro is the Chairman, President and Chief Executive Officer of The HallStar Company, a position he has held since July 2009. The HallStar Company is a privately held, chemistry solutions provider serving customers in the industrial and personal care markets, headquartered in Chicago, IL. From May 2006 to July 2009, Mr. Paro was the President and Chief Executive Officer of The HallStar Company. Concurrent with his role at HallStar, Mr. Paro is a member of the Board of Directors of the American Chemistry Council. Mr. Paro brings to the Company's Board significant business experience in the chemistry industry. His directorship on the American Chemistry Council and role as an active chemical company CEO adds valuable diversity to the deliberations of the Company's Board.

Timothy G. Rupert, age 70, has been a Director of the Company since November 2005. He has served as independent Lead Director of the Company since May 2014. Mr. Rupert retired in July 2007 from his position as President and Chief Executive Officer and a director of RTI International Metals, Inc., a NYSE-listed global manufacturer of titanium and specialty metal products, which he had held since 1999. Prior thereto, Mr. Rupert served as Executive Vice President and Chief Financial Officer of RTI International Metals, Inc. and was Director of Corporate Finance and held other financial positions with United States Steel Corporation, a steel manufacturer. Mr. Rupert is currently a director of the

Foundation for IUP, a non-profit corporation which manages endowment and real estate assets. Mr. Rupert has been appointed by the Board as an independent Lead Director. Mr. Rupert's career experience as a chief executive officer of a publicly traded company and his history on the Board gives him important insight into the complexity of the Company's operations. The Board believes that Mr. Rupert serves as a strong advocate for the Company's stockholders.

Class of 2019 Directors

J. Rich Alexander, age 61, has been a Director of the Company since August 2009. Mr. Alexander is Chairman of Allnex Corporation, a portfolio company of Advent International, a global private equity firm, where he has been an Operating Partner since February 2014. Allnex is a global specialty chemicals company that is a leader in the production of resins for paint and coatings and other industrial end uses. Prior to that, Mr. Alexander was an Executive Vice President of PPG Industries, Inc., a global diversified manufacturer. He retired from PPG Industries in March of 2013. Until his retirement, Mr. Alexander oversaw PPG Industries' architectural coatings, fiber glass and flat glass businesses and its corporate functions for marketing, purchasing and distribution. He was also a member of PPG Industries, Inc.'s executive and operating committees and Chairman of the Board of Pacific Fiber Glass Co. From August 2010 to September 2011, Mr. Alexander was Executive Vice President Performance Coatings and Glass for PPG Industries, Inc. Mr. Alexander served as Senior Vice President, Performance Coatings for PPG Industries, Inc. from April 2005 to August 2010. The Company believes that Mr. Alexander's qualifications to sit on the Board include his extensive global experience in the Asia Pacific region with a focus in China, his experience managing global multi-billion dollar business units (including major corporate transactions) and his current experience with a global private equity company. In addition, the Company values Mr. Alexander's experience as an executive officer and member of the executive committee of a manufacturing company in the chemical industry, which the Company believes is representative of the challenges and desires of its customer base.

Louis S. Massimo, age 59, has been a Director of the Company since May 2013. Mr. Massimo served as the Executive Vice President and Chief Operating Officer of Arch Chemicals, Inc., a global biocides company, where he was responsible for the company's businesses as well as its information technology and SAP functions, from May 2007 until September 2009. Prior to that, Mr. Massimo served as Arch Chemicals, Inc.'s Executive Vice President and Chief Financial Officer, from February 2003 to May 2007 and as Vice President and Chief Financial Officer from February 1999 to February 2003. Concurrent with his role as Chief Financial Officer, he managed Arch Chemicals, Inc.'s HTH Water Products business. From April 2015 through February 2016, Mr. Massimo was a director of LSB Industries, Inc., a manufacturer of chemical products for the agricultural, mining and industrial markets and commercial and residential climate control products listed on the New York Stock Exchange. The Company believes Mr. Massimo's extensive experience in senior executive positions and managerial roles across a variety of industries provides invaluable oversight to the Board.

Donald C. Templin, age 53, has been a Director of the Company since May 2013. Mr. Templin has been Executive Vice President of Marathon Petroleum Corporation, an oil refining and transportation fuels marketing company, since January 2016, and the President of MPLX LP, a diversified midstream energy master limited partnership, since January 2016. Mr. Templin has also served as a Director of MPLX LP since June 2012. Prior thereto, Mr. Templin was Executive Vice President, Supply, Transportation and Marketing of Marathon Petroleum Corporation from March 2015 to December 2015; Senior Vice President and Chief Financial Officer of Marathon Petroleum Corporation from June 2011 to March 2015; and the Executive Vice President of MPLX LP from March 2015 to December 2015. Prior thereto, he was the Vice President and Chief Financial Officer of MPLX LP from June 2012 to March 2015. Mr. Templin was the managing partner of the Audit Practice for PricewaterhouseCoopers LLP, a registered public accounting firm, in Georgia, Alabama and Tennessee from 2009 to 2011, and in various audit partner and leadership roles since 1996. While at PricewaterhouseCoopers LLP, Mr. Templin had more than 25 years of experience providing auditing and advisory services to a wide variety of public companies. Mr. Templin formerly served as the Managing Partner of PricewaterhouseCoopers LLP in Kazakhstan and also participated in the International Service Program in Price Waterhouse's World Office in London, England. The Company believes that Mr. Templin's qualifications to sit on the Board include his extensive global experience and his financial acumen gained through serving a variety of multinational and public companies.

Class of 2018 Directors

William J. Lyons, age 68, has been a Director of the Company since 2008. In March 2013, Mr. Lyons retired from CONSOL Energy Inc. (provider of coal and natural gas) and remained a consultant until December 2013. Until his retirement, he served as Chief Financial Officer of CONSOL Energy Inc. since December 2000 and Chief Financial Officer of CNX Gas Corporation (provider of natural gas) since April 2008. He added the title of Executive Vice President of CONSOL Energy Inc. in May 2005 and of CNX Gas Corporation in January 2009. He was also a director of CNX Gas Corporation from October 2005 to January 2009. In May 2013, Mr. Lyons became a director of Meritor, Inc., a truck industry supplier listed on the New York Stock Exchange. In 2013, Mr. Lyons served as the trustee of the 1974 United Mines Workers of America Pension Trust, which oversaw $4.5 billion in assets. Mr. Lyons was also a member of the Board of Directors of Duquesne University from July 2005 through June 2014. He currently serves as an adjunct professor at Duquesne University School of Business. Mr. Lyons holds a Master of Science in Accounting and is a Certified Public Accountant and a Certified Management Accountant. The Company believes that Mr. Lyons' experience in the coal industry and his knowledge of natural gas resources and other commodities qualifies him to sit on the Board, given the importance of such primary raw materials to the Company's production. Mr. Lyons' financial acumen is also valuable to the Board.

William R. Newlin, age 76, has been a Director of the Company since November 2005. Mr. Newlin has been the Chairman of Newlin Investment Company LLC, a private equity and venture company, since April 2007 and serves as a board member to several private technology companies. Prior thereto, he was the Executive Vice President and Chief Administrative Officer of Dick's Sporting Goods, Inc., a retailer. Prior to joining Dick's Sporting Goods, Inc., Mr. Newlin was Chairman and Chief Executive Officer of Buchanan Ingersoll & Rooney PC, a national law firm. Since April 2016, Mr. Newlin has been the Chairman of Meritor, Inc., a truck industry supplier listed on the New York Stock Exchange. Until his retirement from the Board in October 2015, Mr. Newlin served as the Chairman of Kennametal Inc., a tooling, engineered components and advanced materials supplier listed on the New York Stock Exchange, where he had served as a director for thirty-three years. The Company believes Mr. Newlin's qualifications to sit on the Board include his extensive experiences in major corporate transactions, his deep executive leadership and management experience with public and private companies, his years of experience providing strategic advice to complex organizations as a counselor and member of numerous boards of directors and his business and corporate legal acumen.

Julie S. Roberts, age 62, has been a Director of the Company since July 2000. Ms. Roberts has been Founder and President of JSRoberts Consulting, LLC, which provides CFO services and financial consulting to public and private organizations on a project, part-time or temporary basis, since July 2009. She retired in February of 2010 from Marriott International, Inc., a hospitality company, where she served as Vice President Finance, Global Finance Transformation since March 2005. Prior thereto, she was Chief Financial Officer of Marriott ExecuStay, a division of Marriott. Ms. Roberts joined Marriott after many years at USAirways where she was Vice President and Assistant to the Chairman, Vice President Reservations and Vice President Strategic and Financial Planning. In addition to her role with the Company, Ms. Roberts sits on the Board of Trustees of a Family Trust ($400M) in New York, New York. The Company believes that Ms. Roberts is qualified to sit on the Board in light of her many years of experience as a financial executive of two major publicly traded corporations, including several years as a CFO of a subsidiary of one of the companies. The Company also values Ms. Roberts' many years of experience as an audit committee member of two publicly traded companies and experience as audit committee chair, governance committee chair and investment committee chair.

Executive Officers

Information concerning our executive officers, who are not also Directors, is set forth below.

Robert M. Fortwangler, age 42, has been Senior Vice President and Chief Financial Officer of the Company since January 2016 with responsibility for all corporate financial and information technology functions of the Company. Mr. Fortwangler was the Company's Vice President of Finance from May 2013 to January 2016, Executive Director of Risk Management & Planning from March 2011 to May 2013, Director of Risk Management & Planning from April 2009 to March 2011, Assistant Treasurer from August 2006 to April 2009, Assistant Controller from June 2004 to August 2006, Manager of Planning, Product Costing & New Consumer Products from November 2002 to June 2004 and joined the Company's finance group in April 2001 as the Senior Project Accountant and served as such until November 2002.

Stevan R. Schott, age 54, has been Executive Vice President of the Advanced Materials, Manufacturing, and Equipment Division since January 2016. Mr. Schott was Senior Vice President and Chief Financial Officer of the Company from April 2011 to January 2016. Prior thereto, Mr. Schott was the Company's Vice President and Chief Financial Officer from July 2010 to April 2011 and the Company's Vice President, Finance, Americas and Asia from February 2008 until July 2010. From July 2007 until February 2008, Mr. Schott was Executive Director of Finance of the Company. Prior to joining the Company, Mr. Schott was employed by DQE, Inc., an energy services holding company, where he had various financial positions, including Vice President of Finance, Senior Vice President and Chief Financial Officer.

James A. Coccagno, age 45, has been Executive Vice President of the Core Carbon and Services Division since January 2016. Mr. Coccagno was Senior Vice President—Asia, Global Procurement and Strategic Initiatives of the Company from March 2015 to January 2016. Mr. Coccagno was Vice President—Global Procurement and Strategic Initiatives from September 2012 to March 2015. Prior to joining the Company, Mr. Coccagno held several positions of increasing responsibility in Procurement, Logistics, Compliance, Corporate Communications, and Corporate Development at LANXESS Corporation, a specialty chemicals company, from July 2004 to September 2012. During his last assignment at LANXESS Corporation, Mr. Coccagno led the successful integration of three acquisitions in an eighteen month period. Mr. Coccagno started his career at Bayer Corporation, a global diversified conglomerate, working in Supply Chain Management, before moving into Sales, Marketing, and Procurement from September 1996 to June 2004.

Chad Whalen, age 42, has been Senior Vice President, General Counsel, and Secretary of the Company since December 2015. Preceding the Company, Mr. Whalen worked for RTI International Metals, Inc., a NYSE-listed global manufacturer of titanium and specialty metal products. While at RTI, Mr. Whalen held the position of General Counsel and Senior Vice President of Government Relations from April 2013 to July 2015, when they were acquired by Alcoa Inc. Prior thereto, he was General Counsel and Vice President from February 2007 to April 2013. From September 1999 to February 2007, Mr. Whalen was a corporate finance attorney in the Pittsburgh, Pennsylvania office of Buchanan Ingersoll and Rooney PC.

Steven D. Nolder, age 50, has been Vice President Human Resources and Logistics of the Company since January 2015. Mr. Nolder was the Company's Vice President Global Business Services from May 2013 to January 2015. Prior to joining the Company, Mr. Nolder was Vice President, Human Resources and Logistics for LANXESS Corporation.

Access to Directors

The stockholders of the Company and other interested parties may communicate directly in writing to the Board by sending such communication to the Board or a particular Director in care of Chad Whalen,

Senior Vice President, General Counsel and Secretary, at the Company's principal office. At present, such communications (other than advertisements, solicitations or other matters unrelated to the Company) will be directly forwarded to the Board or such particular Director, as applicable. The stockholders of the Company may communicate in writing to the Chairman of the Board in the manner described above.

Related Party Transaction Policy

The Company has adopted a written policy with respect to related party transactions. In general, officers and directors must report all "related party transactions" to the General Counsel. A "related party transaction" is a transaction that would require disclosure under applicable SEC rules or the NYSE rules of director independence. The policy provides that any "related party transaction" must be pre-approved or ratified by the Board, the Governance Committee or the stockholders of the Company entitled to vote thereon. The policy and applicable SEC rules also require that any related party transaction be disclosed in the Company's applicable securities filings, including the Proxy Statement.

Transactions with Related Persons

From time to time, the Company has entered into, and may in the future enter into, transactions in the ordinary course of business that fall within the definition of related party transactions.

In 2016, the Company made sales in an aggregate amount of approximately $2.8 million to Marathon Petroleum Corporation (where Mr. Templin serves as Executive Vice President) and its affiliates. In accordance with the Company's Corporate Governance Guidelines, the Board of Directors considered this relationship in its independence determination and concluded that the relationship was not material.

Corporate Governance Documents

A copy of the current charters of the committees of the Board, the Code of Business Conduct and Ethics (which applies to Directors, officers and employees of the Company), the Supplement to the Code of Business Conduct and Ethics (which applies to the chief executive officer, chief financial officer and controller of the Company), and the Corporate Governance Guidelines are available to stockholders at the Company's website (www.calgoncarbon.com), and are also available in print to any stockholder who requests a copy by contacting Chad Whalen, Senior Vice President, General Counsel and Secretary, at the Company's principal office. The Company intends to disclose any amendment to, or waiver from, a provision of the Company's Code of Business Conduct and Ethics or Supplement to the Code of Business Conduct and Ethics on the Company's website within four business days following the date of the amendment or waiver.

Compensation Committee Interlocks and Insider Participation

During 2016, our Compensation Committee consisted of Messrs. Alexander (Chairperson) and Massimo, and Ms. Roberts. None of the current members of the Committee has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serve or have served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Summary

  •
  We offer a comprehensive executive compensation program that has been designed and is managed by the Compensation Committee of our Board of Directors, which is comprised of independent directors.

  •
  We aim to hold our named executive officers accountable for the financial and operational performance of the Company as well as the value of the Company's common stock and thus, a significant portion of our named executive officers' total compensation is at risk and tied to short-term and long-term performance of the Company.

  •
  Our compensation program includes the use of Company common stock, with related executive stock ownership guidelines, that serve to align the interests of our executives with the interests of our stockholders.

  •
  We benchmark our executives' total compensation against market peers to ensure fairness and to enable the Company to successfully attract and retain executives. The peer companies are reviewed by the Committee annually and are similar to the Company in terms of business characteristics and complexity and are appropriate in terms of revenue, assets, market capitalization and employee size.

  •
  Our incentive programs are designed to reward executives with compensation above market median when Company performance exceeds our expectations and to pay our executives below market median when Company performance is below our expectations.

  •
  When determining the CEO's long-term incentive grant value each year, our Compensation Committee not only considers our philosophy of targeting pay at the market median, but also the Company's recent financial and stockholder performance, to reach a grant value we believe is appropriate.

  •
  We monitor compensation trends and developments and attempt to build them into our compensation program when we believe they are appropriate and in the best interest of the Company's constituents. For example:

  •
  The Compensation Committee has examined our compensation program for our executives and has determined that our practices and policies do not promote excessive risk taking and that various mitigating features are in place, such as capped incentive opportunities, use of capital return metrics, stock ownership guidelines, recoupment policy and administrative and governance processes, that serve to mitigate excess risk.

  •
  The Compensation Committee, with the aid of its independent compensation consultant, conducts an annual review of CEO realizable pay compared with the Company's performance noting that the Company's pay-for-performance positioning shows an acceptable level of correlation with relative performance outpacing pay.

  •
  We maintain a policy that prohibits all employees and directors from hedging their interest in our stock.

  •
  We provide no tax gross-up of any nature on any of our compensation or benefit programs, including our change in control severance policy, for executives.

  •
  No material perquisites are provided to our executives.

    •
    Our change in control severance policy for executives requires both a qualified change in control and termination of the executive to receive any cash severance or vesting acceleration benefits under the policy.

  •
  Over 98% of our stockholders who voted approved the compensation paid to our named executive officers at our 2016 Annual Meeting; and we have never received less than 90% favorable votes of the shares voted since we started annual say on pay votes in 2011. As a result, the Compensation Committee interpreted this level of favorable vote to mean that, by and large, the Company's stockholders are satisfied with our executive compensation arrangements and, therefore, we have made no significant changes to our compensation system this year.

Objectives of the Executive Compensation Program

The executive compensation program is designed to motivate executives and support the success of the Company which ultimately occurs through the actions of talented employees. The specific objectives of our compensation program are to:

•
Attract and Retain Executive Talent.  Through a competitive total compensation program, the Company seeks to attract qualified and talented executives to serve in existing or newly created positions. The Company also seeks to retain our executives and promote positive engagement in the business and culture of the Company.

•
Align Compensation with Company and Individual Performance.  Certain elements of our compensation program are designed to hold executives accountable for the financial and operational performance of the Company, as well as influencing the value of the Company's common stock. To facilitate these objectives, a significant portion of an executive's compensation is at risk because it is directly tied to the short- and long-term performance of the Company.

•
Foster an Ownership Mentality and Create Alignment with Stockholders.  Our compensation program provides shares of the Company's common stock and common stock-based awards as significant elements of compensation. Taken together with our executive stock ownership guidelines, this practice creates an expectation that our executives will maintain a significant level of ownership to align their interests with those of our stockholders.

The Company has designed the compensation program based on a set of core principles which we believe support our overall objectives:

•
The compensation program will be fair and competitive, from an internal and external perspective, taking into account the role and distinct responsibilities of each executive.

•
A substantial portion of an executive's compensation will be at risk and linked to the achievement of both corporate and individual goals and changes in stockholder value.

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Retirement benefits will provide financial stability following employment but will not be the focal point of why executives choose to work for the Company.

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The use of perquisites and other executive benefits will be negligible and of minimal cost to the Company.

•
All compensation program elements taken as a whole will help focus executives to achieve the Company's financial and operational goals.

Within the context of these objectives and principles, the Company has developed its compensation program for the Chief Executive Officer and other executive officers.

Overview of the Compensation Program and Decision-Making Process

Our Board has assigned the oversight of our executive compensation program to our Compensation Committee, which is currently composed of three independent directors (as determined in accordance with the Rules of the New York Stock Exchange ("NYSE")). The Compensation Committee reviews and makes decisions regarding the compensation program for the Chief Executive Officer and makes decisions for the other executive officers after considering recommendations made by the Chief Executive Officer. The Compensation Committee also considers the impact of corporate tax and accounting treatment for the different types of compensation it approves. The decisions made by the Compensation Committee with respect to the named executive officers for 2016 are reflected in the tables and related footnotes and narratives that begin on page 27.

In order to support the objectives outlined above, the Company has developed a compensation program that supports our pay-for-performance philosophy and that provides executives with a mixture of cash payments (base salary and short-term incentives) and stock-based awards (long-term incentives). Our stock-based compensation program consists of three different types of awards, each selected to address different objectives. We also provide executives with a qualified defined contribution retirement plan similar to that provided to all other employees and severance benefits for certain types of termination (including "change in control" situations) from the Company. The Company currently does not provide material perquisites (e.g., automobile, financial counseling, etc.) to our executives. The Company believes that the compensation elements, taken as a whole, are necessary to attract and retain the best executive talent in its industry.

The Compensation Committee believes that in order to successfully compete for talent, a fixed-cash salary is necessary to provide a base level of income that is not tied to Company performance. When developing the executive compensation program, the Compensation Committee considers both short-and long-term strategic goals of the Company, which it believes fall within the control of executive management and leads to stockholder value creation. In order to align the interests of executives to the achievement of these goals, the Compensation Committee has developed performance-based incentive plans with payments contingent upon the achievement of these goals. Certain of the payments (short-term cash incentives) are designed to reward the achievement of annual goals, while equity grants (except for time-vesting restricted stock) are designed to reward the accomplishment of long-term goals directly associated with increasing stockholder value. The Committee reviews the short- and long-term stockholder return as well as the financial performance of the Company when determining the grant value of the CEO's long-term incentive award each year. The following table illustrates the allocation between actual fixed and variable compensation components in 2016 for each of our named executive officers:

	Fixed	Variable
Executive	Cash Base Salary	Short- Term Cash Incentive	Long- Term Stock- Based Incentive
Randall Dearth	35%	24%	41%
Robert Fortwangler	56%	19%	25%
Stevan Schott	47%	16%	37%
James Coccagno	48%	16%	36%
Chad Whalen	54%	20%	26%

Our performance-based incentives are designed to reward executives with compensation above the middle (or 50th percentile) of the market when Company performance exceeds our expectations and the performance of our peer group. When performance falls below our expectations, the incentive plans are designed to pay below the middle (or 50th percentile) of the market and could result in no payment with respect to certain components of compensation if performance falls below a certain level.

The Compensation Committee reviews the compensation practices among peer companies and broader general industry companies in order to ensure the appropriateness of the Company's compensation program design and compensation levels. To assist in this process, the Compensation Committee employs a compensation consultant. In mid-2010, the Compensation Committee retained Pay Governance LLC as its independent consultant. Pay Governance is an independent executive compensation consulting firm which has been retained directly by the Compensation Committee and reports directly to the Compensation Committee and advises the Compensation Committee on compensation matters. The consultant participates in Compensation Committee meetings and is engaged to advise the Compensation Committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards. Towers Watson provides advice on retirement and compensation matters to the Company's senior management.

The Compensation Committee's decision to hire Pay Governance was not made or recommended by Company management. Pay Governance has not performed any work for the Company in 2016 except with respect to the work that it has done directly for the Compensation Committee. Pay Governance has informed the Compensation Committee that the fees paid to it by the Company in 2015 and 2016 equated to less than one-half percent of Pay Governance's total revenue for each period. Pay Governance also informed the Compensation Committee that it owns no Company stock. The Compensation Committee also determined that there are no other relationships between the Company and Pay Governance or its employees working for the Compensation Committee that could give rise to a conflict of interest. Pay Governance has reviewed its policies regarding independence with the Compensation Committee. Given the above, the Compensation Committee determined that Pay Governance is independent pursuant to the NYSE listing standards.

In providing information to the Compensation Committee regarding market compensation practices, the consultant employs a benchmarking process, an assessment tool that compares elements of the Company's compensation programs with those of other companies that are believed to have similar characteristics. In general, the purpose of the benchmarking process is to:

•
Understand the competitiveness of current pay levels relative to other companies with similar revenues and business characteristics;

•
Understand the alignment between executive compensation levels and Company performance; and

•
Serve as a basis for developing salary and short- and long-term incentive information for the Compensation Committee's review.

The consultant also uses market compensation data from compensation surveys from other compensation consultants representing hundreds of general industry companies. The consultant also performs a more specific analysis of proxy disclosures from peer companies in the filtration industry and other companies that the Company competes with for executive talent. The peer group has been developed based on a set of characteristics that include:

•
Annual revenues, assets, market capitalization and employee size that range from approximately one half to two times those of the Company;

•
Global manufacturing operations (in Standard & Poor's "Materials" classification); and

•
Competitor companies within the filtration/separation industry.

For 2016, the peer group consisted of the following 18 companies:

American Vanguard Corp.	Graco Inc.	Lindsay Corporation
Ampco-Pittsburgh Corporation	Hawkins, Inc.	Lydall, Inc.
Badger Meter, Inc	Haynes International, Inc.	MSA Safety Incorporated
Balchem Corp.	II-VI Incorporated	Northwest Pipe Company
Eagle Materials Inc.	Innophos Holdings, Inc.	Quaker Chemical Corporation
ESCO Technologies Inc.	L.B. Foster Company	Standex International Corporation

In addition to the market data, the Compensation Committee considers other factors when making its decisions, such as an executive's individual performance, experience in the position and the size of prior-year compensation adjustments. The Compensation Committee does not consider amounts from prior performance-based compensation, such as prior bonus awards or realized or unrealized stock option gains, in its decisions to increase or decrease compensation in the current year. The Compensation Committee believes that this would not be in the best interest of retaining and motivating the executive.

The Compensation Committee also reviews a summary report or "tally sheet" which sets forth the current and two-year historical compensation provided to each executive. The tally sheet includes the total dollar value of annual compensation, including salary, short- and long-term incentive awards, annual increase in retirement accruals and other compensation and benefit amounts. The tally sheet also includes equity ownership levels (number of shares and value) and amounts payable upon various termination scenarios. The review of tally sheets is an important aspect of the Compensation Committee's decision-making process. The tally sheets allow the Compensation Committee to review each element of compensation for each executive and review how decisions as to each element may affect decisions regarding other elements and the total compensation for each executive.

Individual Performance Goals.    In connection with the determination of fixed-cash base salary adjustments and compensation under the performance-based short-term incentive plan, the Company sets individual performance goals and then measures a named executive officer's performance against such goals. Goals are specific to the executive's area of responsibility. As more fully described below, the level of achievement against such goals may have an impact on the Compensation Committee's decisions regarding base salary and the "individual performance objectives" as it relates to bonus awards earned under our short-term incentive program. The performance goals for 2016 for each named executive officer are set forth below.

Randall Dearth (President and Chief Executive Officer)

Performance Category	Individual Performance Measures
Performance Improvement/Profit Enhancement	• Working capital improvement • Calgon Carbon Japan performance improvement
Strategic Initiatives	• Acquisition integration • Production utilization • Global corporate structure efficiency
Business Process Improvement	• Safety and environmental compliance • Information systems improvement

Robert Fortwangler (Senior Vice President and Chief Financial Officer)

Performance Category	Individual Performance Measures
Performance Improvement	• Working capital improvement
Strategic Initiatives	• Acquisition integration • Global corporate structure efficiency
Business Process Improvement	• Safety and environmental compliance • Information systems improvement • Quote-to-cash process improvements

Stevan Schott (Executive Vice President Advanced Materials, Manufacturing, and Equipment Division)

Performance Category	Individual Performance Measures
Performance Improvement/Profit Enhancement	• Working capital improvement
Strategic Initiatives	• Acquisition integration • Carbon sourcing initiative • Production utilization • Global corporate structure efficiency
Business Process Improvement	• Safety and environmental compliance

James Coccagno (Executive Vice President Core Carbon and Services Division)

Performance Category	Individual Performance Measures
Performance Improvement	• Working capital improvement • Calgon Carbon Japan performance improvement
Strategic Initiatives	• Acquisition integration • Production utilization • Carbon sourcing initiative
Business Process Improvement	• Safety and environmental compliance • Quote-to-cash process improvements

Chad Whalen (Senior Vice President, General Counsel and Secretary)

Performance Category	Individual Performance Measures
Strategic Initiatives	• Acquisition integration • Global corporate structure efficiency
Business Process Improvement	• Safety and environmental compliance • Quote-to-cash process improvements • Ethics and compliance training

The individual goals are generally created in late December or early January of each year. Each of the executives other than the Chief Executive Officer discusses and refines the goals through meetings with the Chief Executive Officer. The Compensation Committee reviews all of our executives' goals. The Chief Executive Officer's goals are set after consultation with the Compensation Committee. The goals are designed to help achieve the Company's short-term performance objectives and longer-term strategic objectives and Company profit planning goals.

The actual performance of each individual relative to each of the individual goals is reviewed and discussed with the executive periodically during the year and evaluated on a subjective basis by the Chief Executive Officer (except that the Chief Executive Officer's actual performance relative to each of his individual performance goals is evaluated by the Compensation Committee) at the end of the year using the following:

Did Not Meet	Threshold Performance	Partially Meets	Meets
0%	50%	75%	100%

After a determination of whether goals are met, a weighted average of the percentages applicable to each goal is determined for each executive. For 2016, the applicable aggregate weighted average percentages for the named executive officers were as follows: Mr. Dearth, 73.5%; Mr. Fortwangler, 87.0%; Mr. Schott, 80.0%; Mr. Coccagno, 78.0%; and Mr. Whalen, 100.0%. This information is then used as appropriate to develop salary recommendations for 2017 and to determine awards for 2016 under the individual performance portion of our performance-based, short-term cash incentive plan (weighted to a factor of 25%). The development of salary recommendations using this information is subjective, and considers other factors, such as alignment with market pay level, experience, internal equity, and contribution.

Elements of Executive Compensation

Fixed-Cash Base Salary.    Through the base salary element of its compensation program, the Company seeks to attract and retain executive talent by attempting to provide a salary level for each executive that approaches the midpoint (50th percentile) of salaries of executives in comparable positions at other similarly sized companies. The consultant uses annual compensation surveys and peer group proxy disclosures to determine the "competitive zone" for the base salary for each position. The Company defines the competitive zone as plus or minus 10% of the midpoint (or 50th percentile) of the market for each position. The Company also establishes a budget for salary increases, subject to approval by the Compensation Committee. The budget is based on current business conditions as well as survey data of comparable companies provided by the consultant.

The Chief Executive Officer conducts an annual review of each executive officer. The review consists of a comparison of the executive's performance versus the pre-determined goals as described above and an assessment of the executive's general progress. The Chief Executive Officer rates the performance of each executive. The Chief Executive Officer makes recommendations to the Compensation Committee regarding each executive's salary by considering the rating, the budget for salary increases and an understanding of the market-based competitive zone. The Compensation Committee uses the same methodology for the Chief Executive Officer.

At its February 2016 meeting, the Compensation Committee approved a salary increase, effective April 1, 2016, for Mr. Dearth of 7.2%. At the time of this decision, the Committee noted that the Chief Executive Officer's salary was positioned below the market median. There were no salary increases for the other named executive officers as they were either recently promoted to their current positions or recently hired in the case of Mr. Whalen.

Performance-Based Short-Term Cash Incentive Compensation.    Through the short-term incentive program, the Company seeks to align the interests of the executives with the annual financial and non-financial goals of the Company. In 2016, short-term incentive opportunities for each executive officer, as a percent of their base salary, were as follows:

Executive	Target Award
Randall Dearth	90%
Robert Fortwangler	45%
Stevan Schott	45%
James Coccagno	45%
Chad Whalen	45%

The Committee compares the target short-term cash incentive opportunities to the market for each executive each year as part of its annual executive compensation assessment. Based on that assessment, the Committee determined that those same target awards would be appropriate to carry forward into 2017.

Actual awards paid for 2016 performance are included in the Summary Compensation Table on page 27 under the column "Non-Equity Incentive Plan Compensation," while the possible opportunities under this plan that could have been made for 2016 at threshold, target and maximum are included in the Grants of Plan-Based Awards Table on page 29 under the columns "Estimated Future Payouts Under Non-Equity Incentive Plan Awards."

Short-term incentive awards for 2016 performance were approved by the Compensation Committee at its February 2017 meeting after reviewing pre-determined goals and metrics. The performance goals and weights for 2016, including actual performance against each goal for our executives, were as follows:

				Pre-Established 2016 Short-Term Incentive Goals
		2016 Performance	Adjusted 2016 Performance
Performance Measure	Weight			Threshold	Target	Maximum
Operating Cash Flow*	45%	$68.97mm	$84.07mm	$69.68mm	$81.98mm	$94.274mm
EBITDA/Sales**	30%	11.8%	15.4%	17.02%	19.38%	21.74%
Individual Performance Objectives	25%		(varies by Executive as set forth above)

*
Operating Cash Flow = Net cash provided by operating activities.

**
EBITDA/Sales = Earnings before interest, taxes, depreciation and amortization divided by sales.

Operating cash flow was chosen as an indication of cash flow produced as a result of the operations of our business. It was given a higher weighting as the Committee believes it is strong indicator of the quality of the Company's results. We have also chosen EBITDA as a percentage of sales to stress to our executives the importance of increasing our operating efficiencies and controlling our selling and administrative expenses in order to drive higher level of profitability for each dollar of sales. Finally, we continue to believe that individual objectives are important. An executive may earn a short-term incentive award due to success in achieving individual goals; however, unlike the other performance measures, the individual performance opportunity is capped at target.

A discussion of the named executive officers' individual performance objectives or individual regional performance objectives for 2016 is set forth above under "Individual Performance Goals." The Compensation Committee may use its discretion to determine the amount of any short-term incentive award and has done so in recent years. Specifically, the Compensation Committee may award short-term incentive compensation in amounts that deviate from the amounts determined after application of the weighted average formula. The plan is not administered to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") at the current time, although the Compensation Committee is aware of this rule and its potential benefits.

Actual bonus awards paid for 2016 performance are included in the Summary Compensation Table on page 27 under the column "Non-Equity Incentive Plan Compensation." These payments reflect the application of each named executive's weighted average score for individual performance goals and the

Company's adjusted results for the two pre-determined financial metrics: operating cash flow and EBITDA as a percentage of sales.

The Committee determined that it would be appropriate to adjust the Company's actual performance for compensation purposes to remove the unplanned costs associated with the acquisition of the European wood-based activated carbon and filter aid business of CECA, a subsidiary of Arkema Group, in a transaction valued at €145.5 million (the "European Acquisition"). The European Acquisition closed in November 2016 and was not included in the Company's 2016 profit plan, upon which the 2016 STI performance goal were established. The European Acquisition aims to create value by broadening the Company's product portfolio and extending its reach into new market applications and geographies.

Long-Term Incentive Compensation.    The Company's long-term incentive compensation program seeks to align the executives' interests with those of the Company's stockholders by rewarding successes in stockholder returns in absolute terms and relative to peers. Additionally, the Compensation Committee desires to foster an ownership mentality among executives by providing stock-based incentives as a significant portion of compensation. In determining which type of stock vehicles to include in the program, the Compensation Committee chose to focus on the following:

•
Total shareholder return (stock price appreciation plus dividends) relative to peers;

•
Return on capital;

•
Stock price appreciation; and

•
Continued loyalty to and employment with the Company.

In 2016, the Company's long-term incentive program consisted of the following three equity components: performance stock units, stock options, and time-vesting restricted stock. The Compensation Committee believes that these components align with the goals of the long-term compensation program identified above.

Under the terms of the Company's Amended and Restated 2008 Equity Incentive Plan, the Compensation Committee determines which employees are eligible to receive equity awards, the value and number of shares granted, the rate and period of vesting, performance goals and other relevant terms.

The Compensation Committee considers market trends when making long-term incentive grant recommendations for each executive. In order to understand the full impact of making grant decisions, the Compensation Committee also considers a number of other factors prior to making its decisions related to equity awards for the upcoming year. These factors include:

  •
  the number of outstanding options or other equity awards;
  •
  the number of shares available for future grant in the Company's stock option plan;
  •
  the size of the annual grant in aggregate expressed as a percent of total shares outstanding;
  •
  the market price of the Company's common stock and the performance of the Company and its prospects;
  •
  the market 50th percentile long-term incentive value for each executive position;
  •
  potential dilution which could result from the exercise of options; and
  •
  the benefits of linking the employees' incentive to the market price of the stock.

When determining the grant of options, restricted stock or other equity awards to a particular individual (executive or non-executive), the Compensation Committee considers the individual's level of responsibility, the relationship between successful individual effort and Company results, incentive compensation plans of other companies and other relevant factors.

Based on a review of the above information, the Compensation Committee may use its discretion to modify the long-term incentive grant opportunity for each executive. In early 2016, the Compensation

Committee approved long-term incentive award values that consider the factors stated above for each executive, which is then allocated to the three long-term incentive vehicles as follows:

•
Stock options—25%

•
Time-vesting restricted stock—25%

•
Performance stock units—50%

To determine the number of performance stock units, stock options and/or time-vesting restricted stock to be issued, the dollar amount allocated to each long-term incentive vehicle is divided by the vehicle's current Financial Accounting Standards Board, Accounting Standards Codification ("ASC") Topic 718, "Compensation—Stock Compensation" ("ASC Topic 718") per share fair value.

The Compensation Committee believes that the use of all three equity vehicles allows it to successfully meet its long-term objectives. In February 2011, the Compensation Committee changed its prior method of granting equity awards to our named executive officers that reflected the market median data available at the time of grant and instead determined to grant equity awards as a percentage of base salary. The Compensation Committee believed that this change will result in less volatility from year to year and allow the Compensation Committee to look at total compensation when comparing market comparisons rather than at just a single component of compensation.

In early 2016, the Compensation Committee set the following award values as a percentage of salary for our named executive officers: Mr. Dearth—150%; Mr. Fortwangler—60%; Mr. Schott—80%; Mr. Coccagno—100%; and Mr. Whalen—65%. The awards were then divided into stock options, time-vesting restricted stock and performance stock units in the percentages described above.

The information under the headings "Stock Awards" and "Option Awards" in the Summary Compensation Table on page 27 is with respect to those awards granted at the February 2016 meeting for our existing named executive officers.

Stock Options.    The Compensation Committee selected stock options as a means of aligning executives' compensation with the creation of value to stockholders. Stock options provide realizable value to executives only if the Company's stock price increases after the options are granted. Each option has vesting provisions that require continued employment of the executive thereby promoting the retention of executives. Stock options vest in equal one-half increments over the two-year period following grant. In 2011, the Compensation Committee reduced the term of its stock option awards from ten years to seven years to add incentive to create stockholder value in a short period of time. The options are exercisable after they have vested until they expire, which is on the seventh anniversary following the grant date. The combination of the seven-year term and the two-year vesting provision supports the long-term intentions of the Compensation Committee.

The fair value of each option is calculated by the Company as of the grant date and expensed over the vesting period in accordance with generally accepted accounting principles (ASC Topic 718). When the executive exercises the non-qualified stock options, the Company receives a tax deduction that corresponds to the amount of taxable income recognized by the executive.

Time-Vesting Restricted Stock.    The Compensation Committee has selected restricted stock that vests based on the passage of time and continued employment as a minority element of the long-term incentive program. While this long-term incentive vehicle is not considered performance based, the Compensation Committee has selected restricted stock to build share ownership and promote retention of the executives by rewarding loyalty to, and continued employment with, the Company. Grants of restricted shares generally vest in equal increments over three years. The fair value of restricted shares is calculated on the date of grant and expensed over the vesting period of three years. When shares vest, the Company receives a tax deduction that corresponds to the amount of taxable income recognized by the executive.

Performance Stock Units.    The Compensation Committee has selected performance stock units as a means of encouraging and rewarding executives for delivering solid returns to our stockholders, above and beyond the return delivered by most of our peers. Since 2011, our performance stock unit awards have utilized two performance metrics: the Company's return on capital (net income ÷ (average debt + average equity)) and the Company's relative total shareholder return.

Fifty percent (50%) of the performance unit award will be determined based upon the Company's return on capital as compared to a target for the year ended on the last year of a three-year performance period. The Compensation Committee picked a target of 9.4% for the units granted in 2016, 11.2% for the units granted in 2015, and 10.6% for the units granted in 2014, which are benchmarks the Compensation Committee believed should be attainable at the end of the three-year period. In establishing return on capital target goals, the Committee considers the Company's cost of capital, among other things. The remaining 50% of the performance unit award will be determined based upon the ranking of the Company's three-year total shareholder return relative to a peer group (listed on page 15).

A target number of shares underlying a performance unit award is identified at the beginning of the three-year performance period but not actually delivered to the executive unless and until the shares are earned at the end of the performance period by achieving the pre-established performance criteria. The number of shares earned may vary from zero to 200% of target; however, any payout on total shareholder return is capped at the threshold level in the event the Company's total shareholder return for the period is negative.

The payout schedules used in the 2016 awards, with interpolation used between levels, were as follows:

50% of units for which payout will be based upon total return on capital for the year ending December 31, 2018:

Total Return on Capital	Award to Executive as a Percent of Target Opportunity
Below 8.1%	No award
8.1%	50% (minimum award)
9.4%	100% (target award)
10.7%	200% (maximum award)

50% of units for which payout will be based upon three-year total shareholder return:

Total Shareholder Return Performance Relative to Peer Group	Award to Executive as a Percent of Target Opportunity
Below 30th %ile	No award
30th %ile	50% (minimum award)
55th %ile	100% (target award)
90th %ile or greater	200% (maximum award)

The Compensation Committee reserves the right to make adjustments for unusual items in its discretion. The fair value of TSR awards is calculated as of the date of grant using a Monte Carlo simulation model and expensed on a straight-line basis over the performance period. The fair value of ROC awards is calculated as of the date of grant and expensed on a straight-line basis over the performance period when it is probable that the performance condition will be achieved. When performance units vest, the Company receives a tax deduction that corresponds to the amount of taxable income recognized by the executive.

2017 Long-Term Incentive Compensation

At its February 2017 meeting, the Compensation Committee made grants of long-term incentives for 2017. Grants were made in the same manner as in 2016 with 25% of the value of the awards made in the form of performance stock units based upon three-year total shareholder return; 25% made in the form of performance stock units based upon the return on capital at the end of 2019; 25% made in the form of time-vesting restricted stock; and the remaining 25% made in the form of stock options. The general terms of each type of award were unchanged. The performance stock unit awards based upon return on capital will result in a payout if the return on capital at the end of 2019 falls in a range between 6.2% and 10.0%.

Stock Option and Other Equity Granting Procedures

The procedure for making equity grants to executive officers is as follows:

•
The Compensation Committee generally meets to discuss compensation, including approving equity awards, at its meeting that coincides with the Board of Directors meeting to review year-end financial results. Grants of equity awards are made based upon a value and not based upon a number of shares with the grant date generally to be the fourth business day after the Company releases its earnings for the previous year. For grants made in 2016, the Compensation Committee determined all long-term equity grants at its February meeting with a grant date on the fourth business day after the Company released earnings for the previous year.

•
Grants to executive officers, as approved by the Compensation Committee, are communicated to the grantees by the Chief Executive Officer. The Chairman of the Compensation Committee informs the Chief Executive Officer of his annual award. The strike price for stock options is an average of the high and low of the Company's common stock price on the day of the grants, as permitted by ASC Topic 718.

Stock Ownership Policies

In order to foster an equity ownership culture and further align the interests of management with the Company's stockholders, the Compensation Committee has adopted stock ownership guidelines for executives.

•
Chief Executive Officer—stock valued at five times annual base salary

•
Executive and Senior Vice Presidents—stock valued at three times annual base salary

•
Vice Presidents—stock valued at one time annual base salary

The following forms of ownership apply toward the stock ownership level: shares purchased, vested and unvested restricted stock, shares retained following the exercise of stock options, shares earned following the achievement of performance goals, and shares accumulated through retirement plans. Unexercised stock options and unearned performance stock units do not apply toward executive ownership levels. Beginning in 2015, the Compensation Committee imposed a 100% retention requirement until such time as the executive attains the ownership guideline. This means that, except for the sale of shares to cover tax obligations associated with vesting, no shares may be sold unless the executive's stockholdings exceed the guideline.

The Company has also adopted a director stock ownership policy. Pursuant to the policy, all outside directors have a guideline to acquire and hold Company stock valued at $180,000 or more. Directors have a five-year period to acquire the stock. No formal penalty for failure to achieve the ownership level within the five-year period was adopted; however, the Governance Committee may consider compliance with the policy when making recommendations with respect to nomination for re-election to the Board.

Under the terms of our insider trading policy, no officer or director may purchase or sell any put or call or engage in any other hedging transaction with respect to our common stock.

Retirement Plan Summary

The Company maintains a defined benefit retirement plan for its U.S. salaried employees, which is otherwise known as the pension plan, and a defined contribution thrift/savings plan, which is otherwise known as the 401(k) plan. The purpose of both of these plans is to provide post-retirement income and stability to executives and employees. It is the goal of the Compensation Committee and the Board that these plans be competitive with plans which would be available to executives of similar-sized companies. The Company does not provide a plan for highly compensated employees to restore benefits lost due to Internal Revenue Service (IRS) limits. A more complete description of these plans can be found under the pension plan disclosure which begins on page 32.

At the end of 2005, the Company offered its U.S. salaried employees the option to discontinue receiving new benefits under the pension plan and instead participate in an enhanced 401(k) plan which would provide for better matching contributions by the Company.

In 2006, the Company eliminated all accruals of future benefits under its defined benefit plan, effective January 1, 2007, and instead provides all U.S. salaried employees with enhanced matching contributions under the 401(k) plan.

Perquisites

The Company does not believe that perquisites are essential to attract and retain executives and, therefore, does not provide perquisites to executives in material amounts.

Severance Policy

The Company has employment agreements with its U.S. based executive officers that provide for, among other provisions, cash payments and benefits in the event of termination by the Company other than "for cause." The Compensation Committee believes that these agreements are necessary to attract and retain executives.

The current Employment agreements (the "Agreements") were put in place with each of the executive officers effective January 1, 2016 (with the exception of Mr. Whalen), following the expiration of prior agreements. Mr. Whalen's agreement was effective on his date of hire, December 1, 2015. The term of these agreements runs through December 31, 2018. The Agreements provide for severance as follows:

If an executive's employment is terminated without Cause (as defined in the Agreements) or if an executive resigns with Good Reason (as defined in the Agreements), the Company is required to provide the executive any amounts of compensation earned through the termination date and lump sum payments for each of the following: (A) twelve (12) months of severance of the executive's then current base salary in a lump sum payment, (B) in the case of Mr. Dearth only, one (1) time the current "target" amount of any cash bonus or short-term cash incentive plan in effect for the calendar year in which the termination of employment occurs (the current "target" amount of any cash bonus or short-term cash incentive plan in effect for the executive for the calendar year in which the termination of employment occurs being the "Bonus Amount"), and (C) an additional lump sum payment equal to the reasonable estimated cost to the Executive of obtaining (whether through coverage offered to comply with the Consolidated Omnibus Budget Reconciliation Act (COBRA) or otherwise) health and welfare benefits, including medical and prescription drugs, dental, vision and life insurance benefits for twelve (12) months substantially similar to those coverages that the Executive had immediately prior to the termination of employment, calculated by taking into account maximums and certain reductions under the Company's Insurance Certificates.

In the event of a Covered Change of Control Termination (as defined in the Agreements), then instead of any other severance benefits payable to the executive, the executive would receive: (i) a lump sum equal to the sum of: (A) two (2) years (three (3) years in the case of Mr. Dearth) of the executive's then current base salary, (B) two (2) times (three (3) times in the case of Mr. Dearth) the Bonus Amount, and (C) the aggregate amount of contributions that would be credited to the executive under the Company's 401(k) plan for the two (2) years (three (3) years in the case of Mr. Dearth) following the effective date of termination in connection with (a) the Company's fixed contribution to the plan (currently 3%), and (b) the Company's matching contributions of employee contributions to the plan at the then-current rate of matching contributions, assuming that the executive were to continue to participate in the plan and to make the maximum permissible contribution thereunder for the two (2) year (three (3) years in the case of Mr. Dearth) period; (ii) his normal health and welfare benefits (but not including additional stock or option grants) on a monthly basis during the two (2) year (three (3) years in the case of Mr. Dearth) period following the occurrence of a Change of Control (as defined in the Agreements), including health, dental and life insurance benefits the executive was receiving prior to the Change of Control (subject to any limits imposed under Section 409A of the Code); and (iii) all stock options and stock appreciation rights previously granted to the executive by the Company, and shall be fully vested in all restricted stock, stock units and similar stock-based or incentive awards (assuming "target" satisfaction of any applicable performance conditions) previously granted to the executive by the Company, regardless of any deferred vesting or deferred exercise provisions of such arrangements; provided, however, that the payment of restricted units shall not be accelerated except as provided in the award agreement under which they were granted. The Change of Control severance payments are payable on the first day following the six (6) month anniversary of the date of the Covered Change of Control Termination (as defined in the Agreements).

Severance Payments (as defined in the Agreements) will not be "grossed up" for the effect of any excise taxes that might be due under Sections 280G, 4999 or 409A of the Code.

Each of the Agreements requires the executives to comply with confidentiality, non-compete and non-solicitation covenants.

Details of the agreements and a quantification of severance amounts payable under certain termination scenarios are included in the narrative which begins on page 37.

Adjustments or Recovery of Prior Compensation

The Company has a recoupment policy. Pursuant to the policy, if the Board determines that an executive officer or other designated officer has been incompetent or negligent in the performance of his or her duties or has engaged in fraud or willful misconduct, in each case in a manner that has caused or otherwise contributed to the need for a material restatement of the Company's financial results, the Board will review all performance-based compensation awarded to, or to be earned by, the executive during the period affected by the restatement. If, in the Board's view, the performance-based compensation would have been lower if it had been based on the restated results, the Board and the Company will, to the extent permitted by applicable law, seek recoupment from the executive of any portion of such performance-based compensation as it deems appropriate.

Impact of Tax and Accounting Policy on Executive Compensation

If an executive officer's compensation from the Company were to exceed $1.0 million in any taxable year, the excess over $1.0 million, with certain exceptions, would not be deductible by the Company, under Section 162(m) of the Code. The Compensation Committee is aware of this rule, and will take it into account through its annual review of the executive compensation program. One exception to the disallowance of such deductions under Section 162(m) involves compensation paid pursuant to stockholder-approved compensation plans that are performance-based. The Company's Amended and Restated 2008 Equity Incentive Plan contains provisions which are intended to cause grants of stock options and other performance-based awards under such plan to be eligible for this performance-based exception (so that compensation upon exercise of such stock options or the vesting of such performance-based awards should be deductible under the Code). Payments of cash compensation related to our base salary and short-term cash incentive programs and the value of shares that vest from grants of time-vesting restricted stock are not eligible for this performance-based exception.

The Compensation Committee is aware of the impact on the Company's financial statements of providing stock-based compensation, which the Company accounts for under ASC Topic 718. The Compensation Committee is also aware of restrictions that govern the use of nonqualified deferred compensation, Section 409A of the Code, and has modified the Company's compensation arrangements to comply with this new regulation.

Pay-for-Performance

Although not yet required, the Compensation Committee asked Pay Governance to perform a historical pay-for-performance assessment of our CEO as compared to our peer group. Pay Governance presented its assessment to the Compensation Committee during the Committee's October 2016 meeting.

Pay Governance reviewed both the realizable compensation of our CEO and the CEOs of our peer group over the past three and five years. They also measured the performance of the Company and the peer group over the same three- and five-year period. Because of the historic nature of the analysis, Mr. Dearth's pay was not included for years prior to 2013, but rather the pay of our former CEO. To measure performance, the consultant developed a performance composite using: operating income margin, operating income growth, return on invested capital and total shareholder return. These metrics were used since they include the metrics used by the Company to determine incentive compensation and would be viewed as reasonable indicators of performance by an external party. This assessment shows that relative performance is outpacing relative pay. The specific three-year and five-year pay-for-performance alignment was determined as follows:

Period	Performance %ile	Pay %ile (Total Realizable Compensation)
Three-year (2013 - 2015)	72nd	43rd
Five-year (2011 - 2015)	46th	41st

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee's review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

  J. RICH ALEXANDER, CHAIRMAN
  LOUIS S. MASSIMO
  JULIE S. ROBERTS

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that incorporate other Company filings, including this Proxy Statement, the foregoing Report of the Compensation Committee does not constitute soliciting material and shall not be incorporated by reference into any such filings.

Risk Management and Compensation

The Compensation Committee has reviewed the Company's management of risk as it relates to the Company's executive compensation philosophy. The Compensation Committee determined that the

Company's compensation program does not promote excessive risk taking and is not reasonably likely to result in a material adverse effect on the Company. The Compensation Committee made this determination following a detailed study performed by Towers Perrin in 2009, its compensation consultant at the time. The study, which was presented to the Compensation Committee, included a process for assessing the Company's compensation programs through a risk screen and provided the consultant's assessment of the risks associated with the Company's current compensation programs. The Compensation Committee's current compensation consultant, Pay Governance, reviewed the study with the Compensation Committee in December 2016, along with changes that have occurred since the study was performed. The Compensation Committee believes, for the reasons noted below, that (1) the Company's compensation program does not encourage excessive risk-taking and (2) the Company takes reasonable steps to mitigate any risks related to compensation.

  •
  Compensation Committee Oversight:  The Compensation Committee has oversight over the short-term cash incentive plans and the Amended and Restated 2008 Equity Incentive Plan. The Committee also has discretion to modify any awards for plans over which it has authority and the ability to recoup certain payments.

  •
  Compensation Mix:  The compensation program is an appropriate mix of cash (salary and short-term incentive awards) and equity compensation. Short-term incentive awards represent less than 25% of the compensation mix for all executives, align with the market and the Company's peers and are linked to corporate and/or business unit performance. Equity incentives are positioned at the market median and are granted annually to all executives. Long-term incentive awards are linked to stockholder returns.

  •
  Specific Plan Formulations:  The Company's incentive plans are linked to specific award formulas (with discretion granted to the Compensation Committee to modify calculated awards as it deems appropriate), have payout ceilings in place and align with market practice.

  •
  Performance Metrics:  The Company's short-term incentive plans focus on EBITDA margin and operating income at both the corporate and regional business unit level and the long-term incentive plan focuses on the Company's efficient use of capital (ROC) and on stock price appreciation and performance relative to peers over the long-term. The Company's Chief Executive Officer thoroughly discusses corporate, business unit and individual performance with the Compensation Committee. Targeted pay levels are based upon peer, as well as industry, data.

  •
  Plan Governance:  In addition to the Compensation Committee, the executive officers, the finance department, the legal department, the human resources department and the business unit managers are involved in the establishment and oversight of the compensation plans.

  •
  Ownership Requirements:  The Company's stock ownership guidelines require executives to hold meaningful stock ownership, and the Corporate Governance Guidelines encourages non-employee directors to acquire and hold Company Common Stock with a threshold ownership of stock valued at $180,000, linking executives and non-employee directors' interests to the interests of stockholders.

Summary Compensation Table

The following table shows the compensation paid by the Company and its subsidiaries for the last three completed fiscal years to the Chief Executive Officer, the Chief Financial Officer, and the next three most highly compensated current executive officers as of December 31, 2016.

Summary Compensation Table—2014, 2015 and 2016

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Randall Dearth,	2016	658,750	—	502,500	251,250	442,934	N/A	27,483	1,882,917
Chairman, President and Chief	2015	612,500	—	468,762	234,376	371,371	N/A	21,864	1,708,873
Executive Officer(6)	2014	560,000	—	574,996	287,499	400,000	N/A	19,888	1,842,383
Robert Fortwangler,	2016	290,000	—	87,000	43,500	100,263	2,245	20,137	543,145
Senior Vice President and Chief	2015	202,171	—	27,577	27,581	37,007	—	13,476	307,812
Financial Officer	2014	195,250	—	25,508	25,500	44,190	4,890	13,001	308,339
Stevan Schott,	2016	365,000	—	211,843	73,001	123,319	N/A	20,761	793,924
Executive Vice President	2015	337,425	—	169,969	84,975	112,850	N/A	15,912	721,131
Advanced Materials,	2014	322,500	—	164,992	82,499	137,979	N/A	15,450	723,420
Manufacturing, and Equipment Division
James Coccagno,	2016	300,000	—	149,997	75,000	97,308	N/A	20,168	642,473
Executive Vice President Core	2015	239,000	—	73,494	36,749	82,083	N/A	15,541	446,867
Carbon and Services Division	2014	204,250	—	52,243	26,122	77,677	N/A	13,757	374,049
Chad Whalen,	2016	300,000	—	97,500	48,749	108,108	N/A	20,271	574,628
Senior Vice President, General	2015	25,000	—	100,000	—	—	N/A	750	125,750
Counsel and Secretary(7)

(1)
The amounts included in this column reflect the aggregate grant date fair value of the time-vested restricted stock awards and performance-based restricted stock unit awards granted to each of the named executive officers in the fiscal years noted, calculated in accordance with ASC Topic 718. Please refer to Note 11, Note 11 and Note 10 to the Company's Consolidated Financial Statements in the Company's Form 10-K for 2014, 2015 and 2016, respectively, for the related assumptions pertaining to the Company's calculations. The values included in this column for the Total Shareholder Return (TSR) awards for 2014, 2015 and 2016 reflect the payout of such awards at target. For the Return on Capital (ROC) awards, the fair value is expensed on a straight-line basis over the performance period when it is probable that the performance condition will be achieved. In the year of grant, no expense was recognized for the 2014, 2015 or 2016 ROC awards as it was not considered probable that the performance condition would be achieved. Assuming the achievement of the highest level of performance conditions for these performance-based awards, the value of the awards at the grant date would be as follows: Dearth: $1,004,981 for 2016, $937,524 for 2015, and $1,150,002 for 2014; Fortwangler: $173,988 for 2016, $0 for 2015, and $0 for 2014; Schott: $291,994 for 2016, $339,914 for 2015, and $330,020 for 2014; Coccagno: $300,012 for 2016, $146,981 for 2015, and $104,488 for 2014; and Whalen: $195,011 for 2016 and $0 for 2015.

(2)
The amounts included in this column reflect the aggregate grant date fair value of option awards granted to each of the named executive officers in the fiscal years noted, calculated in accordance with ASC Topic 718. Please refer to Note 11, Note 11 and Note 10 to the Company's Consolidated Financial Statements in the Company's Form 10-K for 2014, 2015 and 2016, respectively, for the related assumptions pertaining to the Company's calculations.

(3)
The amounts included in this column relate to short-term cash incentive awards earned by the named executive officers in the fiscal years noted and paid under the Company's short-term incentive plan.

(4)
The change in pension value for Mr. Fortwangler in 2015 was a decrease of $1,023.

(5)
Consists of other compensation paid to (i) Mr. Dearth, which includes 401(k) Company contributions of $19,875 in 2016, $15,500 in 2015 and $15,450 in 2014; and $4,735 in club dues for 2016, $4,568 in club dues for 2015 and $4,438 in club dues for 2014; and $2,873 as paid dividends on restricted stock vestings in 2016 and $1,796 as paid dividends on restricted stock vestings in 2015; (ii) Mr. Fortwangler, which includes 401(k) Company contributions of $19,875 in 2016, $13,456 in 2015, and $13,001 in 2014; and $262 as paid dividends on restricted stock vestings in 2016 and $20 as paid dividends on restricted stock vestings in 2015; (iii) Mr. Schott, which includes 401(k) Company contributions of $19,875 in 2016, $15,848 in 2015 and $15,450 in 2014; and $886 as paid dividends on restricted stock vestings in 2016 and $64 as paid dividends on restricted stock vestings in 2015; (iv) Mr. Coccagno, which includes 401(k) Company contributions of $19,875 in 2016, $15,521 in 2015 and $13,757 in 2014; and $293 as paid dividends on restricted stock vestings in 2016 and $20 as paid dividends on restricted stock vestings in 2015; and (v) Mr. Whalen, which includes 401(k) Company contributions of $19,875 in 2016 and $750 in 2015; and $396 as paid dividends on restricted stock vestings in 2016.

(6)
Mr. Dearth holds an aggregate of 1,069 phantom stock units of which 764 units were granted to him while he was a non-employee Director, 153 units were accumulated in 2016 as accrued and unpaid quarterly dividends and 152 units were accumulated in 2015 as accrued and unpaid quarterly dividends.

(7)
Mr. Whalen was hired on December 1, 2015.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers during 2016.

Grants of Plan-Based Awards In 2016

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
											Grant Date Fair Value of Stock Options and Stock Awards ($)(5)
									All Other Option Awards: Number of Securities Underlying Options (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Randall Dearth	2/25/16	301,500	603,000	1,206,000	22,134	44,268	88,536	17,870	80,788	$14.06	$753,750
Robert Fortwangler	2/25/16	65,250	130,500	261,000	3,832	7,664	15,328	3,094	13,987	$14.06	$130,500
Stevan Schott	2/25/16	82,125	164,250	328,500	6,431	12,862	25,724	9,875	23,473	$14.06	$284,844
James Coccagno	2/25/16	67,500	135,000	270,000	6,608	13,215	26,430	5,334	24,116	$14.06	$224,997
Chad Whalen	2/25/16	67,500	135,000	270,000	4,295	8,590	17,180	3,467	15,675	$14.06	$146,249

(1)
The amounts reported in these columns reflect the short-term cash incentive awards that were granted to the named executive officers in 2016 under the Company's short-term incentive plan. The amounts presented in these columns reflect the amounts that could have been earned based upon the level of achievement specified for the underlying performance conditions. Actual short-term cash incentive awards earned for 2016 are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
The amounts reported in these columns reflect the performance unit awards that were granted to the named executive officers in 2016 under the Company's Amended and Restated 2008 Equity Incentive Plan. The amounts presented in these columns reflect the number of shares of our capital stock that could be earned over the course of the applicable performance period based upon the level of achievement specified with respect to the performance goals underlying such award.

(3)
This column reflects the number of shares of time-vested restricted stock that were granted to the named executive officers in 2016 under the Company's Amended and Restated 2008 Equity Incentive Plan.

(4)
These options were granted to the named executive officers in 2016 under the Company's Amended and Restated 2008 Equity Incentive Plan. The exercise price of the option awards was calculated based on the average of the high and low prices of the Company's Common Stock on the NYSE on the date of grant.

(5)
The full grant date fair value was computed in accordance with ASC Topic 718 for each of the awards included in this table. Please refer to Note 10 to the Company's Consolidated Financial Statements of its Form 10-K for the year ended December 31, 2016 for the related assumptions pertaining to the Company's calculations in accordance with ASC Topic 718. The values included in this column for the Total Shareholder Return (TSR) award for 2016 reflect the payout of such awards at target. For the Return on Capital (ROC) awards, the fair value is expensed on a straight-line basis over the performance period when it is probable that the performance condition will be achieved. No expense was recognized in 2016 for the ROC awards made in 2016 as it was not considered probable that the performance condition would be achieved.

The following information relates to both the Summary Compensation Table and the Grants of Plan-Based Awards Table set forth above.

The material terms related to the "Non-Equity Incentive Plan Compensation" set forth in the Summary Compensation Table and the "Estimated Future Payments Under Non-Equity Incentive Plan Awards" in the Grants of Plan-Based Awards Table are described in Compensation Discussion and Analysis under the heading "Performance-Based Short-Term Cash Incentive Compensation."

The "Stock Awards" column in the Summary Compensation Table and the "All Other Stock Awards" column of the Grants of Plan-Based Awards Table contain information with respect to the time-vesting restricted stock granted to named executive officers in 2014, 2015 and 2016, as applicable. Grants of time-vesting restricted stock vest in equal increments over three years. Dividends which are paid on Common Stock of the Company are paid on the time-vesting restricted stock and held in escrow with the shares. Please see "Time-Vesting Restricted Stock" included in the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding the material terms of the time-vested restricted stock awards.

The "Stock Awards" column of the Summary Compensation Table and the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns of the Grants of Plan-Based Awards Table contain information with respect to the performance stock units granted by the Company to the named executive officers in 2014, 2015 and 2016, as applicable. Performance stock units vest as described in Compensation Discussion and Analysis, under the heading "Performance Stock Units." Beginning in 2016, the Compensation Committee determined that dividends which are paid on Common Stock of the Company are accrued on the performance stock units and paid if such units vest. Please see "Performance Stock Units" included in the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding the material terms of the performance vested restricted stock unit awards.

The "Option Awards" column of the Summary Compensation Table and the "All Other Option Awards" column of the Grants of Plan-Based Awards Table contain information with respect to stock options that were granted to the named executive officers in 2014, 2015 and 2016, as applicable. Stock options vest in equal one-half increments over the two-year period following the grant. Stock options expire seven years following the date of the grant. Options are granted at fair market value upon the date of the grant. Please see "Stock Options" included in the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding the material terms of the option awards.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth certain information with respect to outstanding equity awards to the named executive officers as of December 31, 2016.

Outstanding Equity Awards At Fiscal Year End 2016

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Randall Dearth	—	80,788	(1)	—	14.06	02/25/23	29,858	507,586	71,903	1,222,351
	35,512	35,511	(2)	—	20.86	02/25/22
	64,174	—		—	21.31	05/14/21
	57,095	—		—	17.17	02/27/20
	50,000	—		—	13.71	08/01/19
Robert Fortwangler	—	13,987	(1)	—	14.06	02/25/23	4,374	74,358	6,084	103,428
	4,179	4,179	(2)	—	20.86	02/25/22
	5,692	—		—	21.31	05/14/21
	4,213	—		—	17.17	02/27/20
	1,478	—		—	14.935	03/02/19
Stevan Schott	—	23,473	(1)	—	14.06	02/25/23	13,881	235,977	21,995	373,915
	12,875	12,875	(2)	—	20.86	02/25/22
	18,415	—		—	21.31	05/14/21
	16,630	—		—	17.17	02/27/20
	9,242	—		—	14.935	03/02/19
	6,180	—		—	13.89	03/01/18
James Coccagno	—	24,116	(1)	—	14.06	02/25/23	6,918	117,606	14,906	253,402
	5,568	5,568	(2)	—	20.86	02/25/22
	5,831	—		—	21.31	05/14/21
	4,213	—		—	17.17	02/27/20
Chad Whalen	—	15,675	(1)	—	14.06	02/25/23	7,427	126,259	6,819	115,923

(1)
These option awards vest in two equal installments on February 25, 2017 and February 25, 2018.

(2)
These option awards vest on February 25, 2017.

(3)
The following shares vest for each on February 25, 2017, 2018 and 2019: Mr. Dearth: 5,957, 5,956, and 5,957; Mr. Fortwangler: 1,031, 1,032, and 1,031; Mr. Schott: 1,731, 1,730, and 1,731; Mr. Coccagno: 1,778, 1,778, and 1,778; Mr. Whalen: 1,156, 1,155, and 1,156. The following shares vest for each on February 25, 2017 and 2018: Mr. Dearth: 3,746 and 3,745; Mr. Fortwangler: 440 and 441; Mr. Schott: 1,358 and 1,358; Mr. Coccagno: 588 and 587. The following shares vest on December 1, 2017 and 2018 for Mr. Whalen: 1,980 and 1,980. The following shares vest on May 14, 2017:

  Mr. Dearth: 4,497; Mr. Fortwangler: 399; Mr. Schott: 1,290; Mr. Coccagno: 409. The following shares vest on January 1, 2017, 2018 and 2019 for Mr. Schott: 1,561, 1,561 and 1,561.

(4)
These values were calculated using the closing market price of the Company's Common Stock on December 31, 2016 of $17.00.

(5)
These units vest subject to the satisfaction of performance goals underlying such awards at the end of a three-year performance period as follows for December 31, 2016, 2017 and 2018, respectively: Mr. Dearth: 20,440, 16,324 and 35,139; Mr. Fortwangler: 0, 0 and 6,084; Mr. Schott: 5,866, 5,919 and 10,210; Mr. Coccagno: 1,857, 2,559 and 10,490; Mr. Whalen: 0, 0 and 6,819. The number of units reported in this column are based on achieving either threshold or target performance goals as appropriate with respect to such awards.

Option Exercises and Stock Vested in 2016 Table

The following table sets forth certain information with respect to stock options exercised by, and stock awards vested for, named executive officers during 2016.

Option Exercises and Stock Vested in 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Randall Dearth	—	—	27,780	$426,809
Robert Fortwangler	—	—	1,209	$17,429
Stevan Schott	—	—	8,340	$127,792
James Coccagno	—	—	1,364	$19,618
Chad Whalen	—	—	1,980	$35,373

(1)
These values represent the aggregate dollar amount realized upon vesting, calculated by multiplying the number of shares of stock that vested by the market value of the shares on the vesting date. At each named executive officer's option, upon vesting, shares may be withheld to satisfy applicable United States tax withholding requirements.

Pension Benefits

All persons who were salaried employees prior to July 1, 2005, and who are United States employees, are participants in the Calgon Carbon Corporation Retirement Plan for Salaried Employees (the "Pension Plan"), a defined benefit plan. Mr. Fortwangler is the only named executive officer that participates in the Pension Plan.

The Pension Plan provides for annual benefits following normal retirement at age sixty-five equal to 1.05% of the participant's final average compensation (highest five consecutive years in the ten-year period immediately preceding retirement or termination) multiplied by the participant's credited service (up to thirty-five years); plus 0.50% of the excess, if any, of the participant's final average compensation in excess of the participant's covered compensation (as defined in IRS regulations) multiplied by the participant's credited service (up to thirty-five years).

For purposes of the Pension Plan, "compensation" includes base compensation, special awards, commissions, bonuses and incentive pay.

The Pension Plan provides for early retirement, provided that the participant has attained the age of fifty-five and has completed at least fifteen years of continuous participation under the Pension Plan. Early retirement benefits are the retirement income that would be applicable at normal retirement, reduced by 0.25% for each month benefits begin prior to the participant's attainment of age sixty-two. Mr. Fortwangler would be eligible for early retirement under the Pension Plan if he met the minimum age requirement. Individuals who terminate employment prior to age fifty-five, but have fifteen years of continuous participation upon termination, are eligible to receive benefits under the Pension Plan as early as age fifty-five, but the benefit payable is actuarially reduced from age sixty-five. The normal form of payment under the plan is a straight life annuity although a lump sum option is available if the plan is sufficiently funded.

Effective January 1, 2006, active participants in the Pension Plan were permitted a one-time opportunity to elect whether future retirement benefits would continue to be earned under the Pension Plan, in which case a participant would continue to also receive a matching contribution of 25% of the first 4% of base pay contributed by the participant under the Company's Thrift/Savings Plan, a 401(k) defined contribution plan, or instead to elect to cease future accrual of benefits in the Pension Plan and to participate under the new retirement savings program of the Company's Thrift/Savings Plan. Effective January 1, 2007, all remaining Pension Plan participants were required to convert to the new retirement savings program for future accrual of retirement benefits (and no further benefits will accrue to them under the Pension Plan). Participants in the 401(k) plan receive a Company match of 100% of the first 3% of total pay contributed by the participant, 50% of the second 3% of total pay contributed by the participant, plus a 3% fixed quarterly Company contribution (total 7.5% of total pay). An annual discretionary Company contribution (from 0% to 4% of total pay based on the performance of the Company) may be made at the discretion of the Board of Directors and vests to participants after two years of service.

The following table shows years of credited service and present value of accumulated benefit as of December 31, 2016 payable by the Company, and payments made by the Company during the last fiscal year for each named executive officer.

Pension Benefits as of December 31, 2016

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit (US$)	Payments During Last Fiscal Year ($)
Randall Dearth(2)	Not applicable	—	—	—
Robert Fortwangler(3)	Calgon Carbon Corporation Retirement Plan for Salaried Employees	4.5	$18,211
Stevan Schott(2)	Not applicable	—	—	—
James Coccagno(2)	Not applicable	—	—	—
Chad Whalen(2)	Not applicable	—	—	—

(1)
For Mr. Fortwangler, the credited service shown is the service used to calculate his frozen pension benefit. He continues to earn service for vesting and eligibility purposes as long as he is employed by the Company.

(2)
Messrs. Dearth, Schott, Coccagno and Whalen do not participate in the Calgon Carbon Corporation Retirement Plan for Salaried Employees because they were hired after July 1, 2005.

(3)
Mr. Fortwangler's present value of accumulated benefit for 2016 was $15,966.

  The calculation of present value of accumulated benefit assumes the following:

    •
    Retirement at age 62.
    •
    Interest rate of 4.15%.
    •
    Post retirement annuities based on RP 2014 Generational White Collar Mortality Projected to 2017.
    •
    Post retirement lump sums based on IRS Prescribed Mortality.
    •
    Percent electing lump sum: 80%.

Potential Payments Upon Termination or Change In Control

For 2016, each of the named executive officers of the Company had employment agreements with the Company. The agreements provided for a base salary, participation in bonus and other compensation programs as determined by the Company, indemnification against liabilities arising out of their service in certain capacities, and executive risk liability insurance coverage. The agreements generally provided for continued employment of the executives until termination by the Company with or without cause or voluntary termination by the named executive officer with or without good reason.

The tables below reflect the amount of compensation which would be paid to each of the named executive officers of the Company in the event of termination of such executive's employment.

The tables show the amount of compensation payable to each named executive officer upon termination by the Company for "cause" (as defined in the applicable employment agreement), voluntary termination by the executive without "good reason" (as defined in the applicable employment agreement, and generally including constructive termination), death, disability, retirement, involuntary termination by the Company without cause or voluntary termination by the executive for good reason, and termination following a change in control. The amounts shown assume that such termination was effective as of December 31, 2016 and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive's separation from the Company.

Employment Agreement Terms

The following paragraphs summarize the general terms of the employment agreements that were in place for our named executive officers for 2016. Regardless of whether the termination of the named executive officer's employment is by the Company for cause or without cause, by the named executive officer with or without good reason, or due to death or disability, the executive is generally entitled to receive amounts earned during the term of his employment, including (i) base salary, vacation and other cash entitlements accrued through the date of termination, to be paid to the executive in a lump sum of cash on the next regularly scheduled payroll date that is at least ten (10) days from the date of termination (to the extent theretofore unpaid); (ii) the amount of any compensation previously deferred by the executive, to be paid in accordance with the terms of the applicable deferred compensation plan (to the extent theretofore unpaid); and (iii) amounts that are vested benefits or that the executive is otherwise entitled to receive under any plan, policy, practice or program of, or any other contract or agreement with, the Company at or subsequent to the date of termination, payable in accordance with such plan, policy, practice or program or contract or agreement. Collectively, these are referred to as "Accrued Obligations."

In the case of a termination by the Company for cause, or a voluntary termination by the named executive officer without good reason, or death or disability of the executive, the executive (or his estate or beneficiaries in the case of death) would be entitled to no further compensation other than the Accrued Obligations.

In the case of an executive resigning without good reason, the executive would receive his Accrued Obligations. With respect to time-based restricted stock and performance stock units, the executive would be vested in a prorated number of unvested restricted shares or units held by the executive at the date of retirement.

In the case of the termination of the employment of the named executive by the Company without cause or the resignation by the executive with good reason, the executive will be entitled to (i) the Accrued Obligations, and (ii) (A) the executive's base salary, based upon the salary the executive earned at the time of his termination, payable for twelve (12) months, and (B) for Mr. Dearth, one (1) time the Bonus Amount (defined below), all of which is payable in a lump sum upon the date, which is the first day following the six (6) month anniversary of the date of termination. In addition, the executive will receive an additional lump sum payment equal to the reasonable estimated cost for health and welfare benefits for twelve (12) months. In accordance with the Company's equity plans, the executive will not receive any additional stock or option grants and no further vesting will occur. The "Bonus Amount" is the current "target" amount of any cash bonus or short-term cash incentive plan in effect for the year of termination.

Additional Benefits Upon Termination

In addition to the benefits discussed above, each named executive officer has certain entitlements with respect to the various forms of equity awards that such executive may have earned over the course of his employment.

If the employment of the named executive officer (who may not be a Disabled Participant, as defined in the Amended and Restated 2008 Equity Incentive Plan) is voluntarily terminated with the consent of the Company, any then-outstanding incentive stock option held by such named executive officer shall be exercisable by the named executive officer (but only to the extent exercisable by the named executive officer immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period.

If the employment of the named executive officer (who may not be a Disabled Participant, as defined in the Amended and Restated 2008 Equity Incentive Plan) is voluntarily terminated with the consent of the Company, any then-outstanding nonstatutory stock option or stock appreciation right held by such named executive officer shall be exercisable by the named executive officer (but only to the extent exercisable by the named executive officer immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period.

If the named executive officer is a Disabled Participant (as defined in the Amended and Restated 2008 Equity Incentive Plan) and his employment is voluntarily terminated with the consent of the Company, or the named executive officer retires at normal retirement age under any retirement plan of the Company, any then-outstanding stock option or stock appreciation right held by such named executive officer shall be exercisable in full (whether or not so exercisable by the named executive officer immediately prior to the termination of employment) by the named executive officer at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period.

If a named executive officer's employment is terminated by reason of the named executive officer's death, the named executive officer's estate will be permitted to exercise any outstanding stock options or stock appreciation rights held by such named executive officer (whether or not exercisable on the date of death) at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period.

Generally, if the employment of a named executive officer terminates for any reason other than voluntary termination with the consent of the Company, retirement under any retirement plan of the Company or death, all outstanding stock options and stock appreciation rights held by the named executive officer at the time of such termination of employment shall automatically terminate. Whether termination is a voluntary termination with the consent of the Company and whether retirement is at a normal age is determined as provided in the Company's Amended and Restated 2008 Equity Incentive Plan.

All restrictions on such named executive officer's time-based restricted stock will lapse and, with respect to performance stock units granted to named executive officers in 2014, 2015 and 2016, if the performance conditions contained in the agreement granting such performance stock units are met after such named executive officer's death, the named executive officer's estate would be entitled to receive a number of shares equal to the total share units granted under the agreement, multiplied by the number of full months such named executive officer was employed from January 1 in the year of the grant until the death of the named executive officer, divided by thirty-six.

In the case of disability of a named executive officer in accordance with the definition contained in the named executive officer's employment agreement, in addition to the Accrued Obligations, the named executive officer would be entitled to receive a number of shares related to performance stock units using the same calculation as would be used in the case of the named executive officer's death. There would be no acceleration of vesting of stock options (except in the case of voluntary termination with the consent of the Company) or time-based restricted stock in the case of disability.

Payments Upon Change of Control

If, after a Change of Control, as defined in the named executive officer's employment agreement, a named executive officer's employment is terminated by the Company (other than termination by the Company for cause and subject to certain time limitations) or the named executive officer terminates his employment in certain circumstances which constitute good reason (as defined in the employment agreements and subject to certain time limitations) the named executive officer will be entitled to the following benefits: In lieu of the normal severance benefits described above, the named executive officer will be entitled to a lump sum equal to: (i) two (2) years (three (3) years for the Chief Executive Officer) of the named executive officer's base salary; plus (ii) two (2) times (three (3) times for the Chief Executive Officer) the Bonus Amount as defined above; plus (iii) the amount equal to the Bonus Amount times the fraction the numerator of which is the number of the calendar month during which the Change of Control occurred (with January being one (1) and December being twelve (12)) and the denominator of which is twelve (12); plus (iv) the matching contributions that would have been credited to the named executive officer under the Company's 401(k) plan for the two (2) years (three (3) years for the Chief Executive Officer) following the effective date of termination of the named executive officer's employment; plus (v) an additional lump sum payment equal to the reasonable estimated costs for health and welfare benefits for two (2) years (three (3) years for the Chief Executive Officer).

After a Change of Control, the named executive officer will also be entitled to exercise all stock options and stock appreciation rights and be fully vested in all restricted stock, stock units, and similar stock-based or incentive awards previously granted to the named executive officer regardless of any deferred vesting or deferred exercise provisions of such arrangements.

Material Conditions to Receipt of Payments or Benefits

In order to receive the benefits described above, the named executive officers agree in the employment agreements to be bound by standard provisions concerning use of confidential information and non-compete provisions after termination of employment. In particular, the named executive officer agrees that he will not compete with the Company during the period in which he is receiving severance or for a period of two (2) years after the termination of employment, whichever is longer. The named executive officers further agree that all confidential information, as specified in such officers' respective employment agreements, shall be kept secret and shall not be disclosed or made available to anyone outside of the Company at any time, either during his employment with the Company, or subsequent to termination thereof for any reason.

Randall Dearth

The following table shows the potential payments upon termination of employment prior to and after a Change of Control of the Company for Randall Dearth.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Involuntary Not for Cause or Employee for Good Reason Termination (After Change of Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	—	—	$592,875	$1,262,875	$4,381,500
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	$237,517	—	$237,517	—	$237,517
Time-Based Restricted Stock(2)	—	—	$515,955	—	$185,345	—	$515,955
Performance-Based Restricted Stock Units(3)	—	—	—	—	—	—	$1,601,414
Other Benefits
Savings Plan Enhancement(4)	—	—	—	—	—	—	$59,625
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Health and Welfare Benefits	—	—	—	—	—	$15,360	$46,080
Life Insurance(5)	—	—	$670,000	—	—	$1,933	$5,799

Total	$0	$0	$1,423,472	$0	$1,015,737	$1,280,168	$6,847,890

(1)
The fair market value of the underlying shares as of December 31, 2016 was less than the exercise price for 35,511 of the unvested options.

(2)
Reflects the fair market value as of December 31, 2016 of the shares underlying restricted stock, the vesting of which accelerates in connection with the specified event.

(3)
Reflects the fair market value as of December 31, 2016 of (a) the performance-based units calculated on a formula for death, disability, and retirement; and (b) such units at 100% of target and greater for actual performance over the abbreviated performance period for covered change of control termination.

(4)
The value shown for the Savings Plan Enhancement equals a 4.5% company match, and 3% automatic contribution for 36 months. All Savings Plan Enhancement calculations are based on earnings up to the 2016 IRS Code Section 401(a)(17) pay limit of $265,000.

(5)
In the case of "death," consists of life insurance proceeds and in all other cases, consists of additional premiums paid after termination of employment.

Robert Fortwangler

The following table shows the potential payments upon termination of employment prior to and after Change of Control of the Company for Robert Fortwangler.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Involuntary Not for Cause or Employee for Good Reason Termination (After Change of Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	—	—	$130,500	$290,000	$971,500
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	$41,122	—	$41,122	—	$41,122
Time-Based Restricted Stock(2)	—	—	$75,489	—	$25,208	—	$75,489
Performance-Based Restricted Stock Units(3)	—	—	—	—	—	—	$131,821
Other Benefits
Savings Plan Enhancement (4)	—	—	—	—	—	—	$39,750
Pension Plan(5)	$18,012	$18,012	$8,446	$51,829	$18,012	$18,012	$18,012
Health and Welfare Benefits	—	—	—	—	—	$14,660	$29,320
Life Insurance(6)	—	—	$290,000	—	—	$539	$1,078

Total	$18,012	$18,012	$415,057	$51,829	$214,842	$323,211	$1,308,092

(1)
The fair market value of the underlying shares as of December 31, 2016 is less than the exercise price for 4,179 of the unvested options.

(2)
Reflects the fair market value as of December 31, 2016 of the shares underlying restricted stock, the vesting of which accelerates in connection with the specified event.

(3)
Reflects the fair market value as of December 31, 2016 of (a) the performance-based units calculated on a formula for death, disability, and retirement; and (b) such units at 100% of target and greater for actual performance over the abbreviated performance period for covered change of control termination.

(4)
The value shown for the Savings Plan Enhancement equals a 4.5% company match, and 3% automatic contribution for 24 months. All Savings Plan Enhancement calculations are based on earnings up to the 2016 IRS Code Section 401(a)(17) pay limit of $265,000.

(5)
The present value calculated for the Pension Plan was determined using the following assumptions:

•
Estimated lump sums based on 2016 IRS Mortality and interest rates for lump sum 2016 distributions.

•
Since Mr. Fortwangler has more than 15 years of vesting service, age 55 is assumed.

•
The monthly accrued benefit as of December 31, 2016 is the amount payable at age 65 as a single life annuity.

•
Mr. Fortwangler is assumed to be married with a spouse of the same age.

•
Death benefits are assumed paid to his surviving spouse and reflect the adjustment for the 50% joint-and-survivor form of payment and the fact that the surviving spouse will receive 50%. In addition, the death benefit is assumed to be payable at the earliest retirement age of the participant.

(6)
In the case of "death," consists of life insurance proceeds and in all other cases, consists of additional premiums paid after termination of employment.

Stevan Schott

The following table shows the potential payments upon termination of employment prior to and after a Change of Control of the Company for Stevan Schott.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Involuntary Not for Cause or Employee for Good Reason Termination (After Change of Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	—	—	$164,250	$365,000	$1,222,750
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	$69,011	—	$69,011	—	$69,011
Time-Based Restricted Stock(2)	—	—	$239,554	—	$84,442	—	$239,554
Performance-Based Restricted Stock Units(3)	—	—	—	—	—	—	$490,523
Other Benefits
Savings Plan Enhancement(4)	—	—	—	—	—	—	$39,750
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Health and Welfare Benefits	—	—	—	—	—	$13,455	$26,910
Life Insurance(5)	—	—	$365,000	—	—	$889	$1,778

Total	$0	$0	$673,565	$0	$317,703	$379,344	$2,090,276

(1)
The fair market value of the underlying shares as of December 31, 2016 is less than the exercise price of 12,875 of the unvested options.

(2)
Reflects the fair market value as of December 31, 2016 of the shares underlying restricted stock, the vesting of which accelerates in connection with the specified event.

(3)
Reflects the fair market value as of December 31, 2016 of (a) the performance-based units calculated on a formula for death, disability, and retirement; and (b) such units at 100% of target and greater for actual performance over the abbreviated performance period for covered change of control termination.

(4)
The value shown for the Savings Plan Enhancement equals a 4.5% company match, and 3% automatic contribution for 24 months. All Savings Plan Enhancement calculations are based on earnings up to the 2016 IRS Code Section 401(a)(17) pay limit of $265,000.

(5)
In the case of "death," consists of life insurance proceeds and in all other cases, consists of additional premiums paid after termination of employment.

James Coccagno

The following table shows the potential payments upon termination of employment prior to and after Change of Control of the Company for James Coccagno.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Involuntary Not for Cause or Employee for Good Reason Termination (After Change of Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	—	—	$135,000	$300,000	$1,005,000
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	$70,901	—	$70,901	—	$70,901
Time-Based Restricted Stock(2)	—	—	$129,285	—	$38,162	—	$129,285
Performance-Based Restricted Stock Units(3)	—	—	—	—	—	—	$328,244
Other Benefits
Savings Plan Enhancement(4)	—	—	—	—	—	—	$39,750
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Health and Welfare Benefits	—	—	—	—	—	$15,360	$30,720
Life Insurance(5)	—	—	$300,000	—	—	$641	$1,282

Total	$0	$0	$500,186	$0	$244,063	$316,001	$1,605,182

(1)
The fair market value of the underlying shares as of December 31, 2016 is less than the exercise price of 5,568 of the unvested options.

(2)
Reflects the fair market value as of December 31, 2016 of the shares underlying restricted stock, the vesting of which accelerates in connection with the specified event.

(3)
Reflects the fair market value as of December 31, 2016 of (a) the performance-based units calculated on a formula for death, disability, and retirement; and (b) such units at 100% of target and greater for actual performance over the abbreviated performance period for covered change of control termination.

(4)
The value shown for the Savings Plan Enhancement equals a 4.5% company match, and 3% automatic contribution for 24 months. All Savings Plan Enhancement calculations are based on earnings up to the 2016 IRS Code Section 401(a)(17) pay limit of $265,000.

(5)
In the case of "death," consists of life insurance proceeds and in all other cases, consists of additional premiums paid after termination of employment.

Chad Whalen

The following table shows the potential payments upon termination of employment prior to and after Change of Control of the Company for Chad Whalen.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Involuntary Not for Cause or Employee for Good Reason Termination (After Change of Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	—	—	$135,000	$300,000	$1,005,000
Long Term Incentive Compensation:
Stock Options (Unvested)	—	—	$46,085	—	$46,085	—	$46,085
Time-Based Restricted Stock(1)	—	—	$127,942	—	$19,416	—	$127,942
Performance-Based Restricted Stock Units(2)	—	—	—	—	—	—	$147,748
Other Benefits
Savings Plan Enhancement(3)	—	—	—	—	—	—	$39,750
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Health and Welfare Benefits	—	—	—	—	—	$27	$54
Life Insurance(4)	—	—	$300,000	—	—	$785	$1,570

Total	$0	$0	$474,027	$0	$200,501	$300,812	$1,368,149

(1)
Reflects the fair market value as of December 31, 2016 of the shares underlying restricted stock, the vesting of which accelerates in connection with the specified event.

(2)
Reflects the fair market value as of December 31, 2016 of (a) the performance-based units calculated on a formula for death, disability, and retirement; and (b) such units at 100% of target and greater for actual performance over the abbreviated performance period for covered change of control termination.

(3)
The value shown for the Savings Plan Enhancement equals a 4.5% company match, and 3% automatic contribution for 24 months. All Savings Plan Enhancement calculations are based on earnings up to the 2016 IRS Code Section 401(a)(17) pay limit of $265,000.

(4)
In the case of "death," consists of life insurance proceeds and in all other cases, consists of additional premiums paid after termination of employment.

Advisory Vote on Executive Compensation (Proposal 2)

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on a non-binding, advisory basis, the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under this "Executive and Director Compensation" section. We are providing this vote as required by Section 14A of the Exchange Act. Currently, this vote will occur on an annual basis.

We believe that our Compensation Discussion and Analysis and other compensation disclosures included in this Proxy Statement evidence a sound and prudent compensation philosophy and set of policies and practices and that our compensation decisions are consistent with our "Pay for Performance" philosophy and related policies and practices. We also believe that the Company's compensation programs effectively align the interests of our named executive officers with those of our stockholders by tying a significant portion of our named executive officers' compensation to the Company's performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company's long-term success.

Accordingly, for the reasons discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we are asking our stockholders to vote "FOR" the adoption of the following resolution:

"RESOLVED, that the compensation paid to the named executive officers of Calgon Carbon Corporation ("CCC"), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in CCC's Proxy Statement for the 2017 Annual Meeting of Stockholders under the heading entitled 'Executive and Director Compensation', is hereby approved."

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee.

Advisory Vote on Frequency of Advisory Vote on Executive Compensation (Proposal 3)

The following proposal gives our stockholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our Proxy Statement an advisory vote, similar to Proposal 2 above, to approve or not approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold at least once every six years an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation.

After careful consideration of this proposal, our Board of Directors determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company and therefore recommends a vote for an annual basis. In reaching its recommendation, our Board considered that an annual advisory vote allows the most frequent input from our stockholders.

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation "EVERY YEAR," as recommended by the Board of Directors, "EVERY TWO YEARS" or "EVERY THREE YEARS," or you may "ABSTAIN." Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the stockholders to have expressed a preference for the option that receives the most votes.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee. Our Board and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

Compensation of Directors

Governance Committee Oversight.    The Board has assigned the oversight of Director compensation to the Governance Committee, which is comprised of three independent Directors. The Governance Committee from time to time reviews and makes decisions regarding the compensation program for the non-employee Directors of the Company. The Governance Committee's function is to review and make recommendations to the Board as a whole concerning the compensation to be paid to non-employee Directors. In performing its functions, the Governance Committee may consult with the Compensation Committee with regard to issues of common interest. The Governance Committee has also used the independent compensation consultant which is used by the Compensation Committee in order to examine Director compensation.

Board and Committee Fees.    In 2016, each non-employee Director received a restricted stock grant with a grant date value of $85,000 and retainer fees, as detailed below, for services as a member of the Board and any committee of the Board. Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Directors who are not employees of the Company receive an annual retainer of $60,000 for Board service. The retainer fees are payable in a lump sum cash payment or Common Stock of the Company as described below. The Lead Director received an additional $25,000. The Chairpersons of the Governance Committee and the Investment Committee received a retainer of $9,000, the Chairperson of the Compensation Committee received a retainer of $10,000 and the Chairperson of the Audit Committee received a retainer of $15,000. The members of the Audit Committee each received an additional retainer of $7,500. The members of the Compensation Committee each received an additional retainer of $6,000. No meeting fees are paid to Directors.

Amended and Restated 2008 Equity Incentive Plan.    As indicated above, following the 2016 Annual Meeting of Stockholders, non-employee Directors were awarded a grant of restricted stock under the Company's Amended and Restated 2008 Equity Incentive Plan, with a grant date value of $85,000. Such shares will vest in equal annual increments over a three-year period.

1999 Phantom Stock Plan.    Prior to 2008, the 1999 Phantom Stock Plan provided each non-employee Director with phantom stock. No actual stock of the Company is issued under this plan. Instead, each Director was credited on the day following the Annual Meeting of Stockholders, in an account maintained for the purpose, with the fair market value of shares of the Company's Common Stock equal to the cash amount of the award. Directors are also credited with the fair market value of shares equal to the amount of the cash dividends which would have been paid if the phantom stock were actual Common Stock. As the actual fair market value of the Company's Common Stock changes, the credited value of the Director's phantom stock will change accordingly. When the Director leaves the Board for any reason, including death or disability, the Director will be entitled to be paid, in cash, the entire amount then credited in the account. Since the adoption of the 2008 Equity Incentive Plan, no awards have been granted under the 1999 Phantom Stock Plan.

1997 Directors' Fee Plan.    The 1997 Directors' Fee Plan provides Directors with payment alternatives for retainer fees payable as a member of the Board or as the Chairperson of any committee. Pursuant to the plan, Directors are permitted to receive their retainer fees that are otherwise intended to be paid in cash in a current payment of cash or in a current payment of shares of Common Stock of the Company based upon the fair market value of the Common Stock upon the date of payment of the fee, or to defer payment of the retainer fees for subsequent payment of shares of Common Stock pursuant to a stock deferral election. Payment of Common Stock placed in a deferred stock account will be made in the calendar year following the calendar year during which a Director ceases to be a Director of the Company, including by reason of death or disability.

1993 Non-Employee Directors' Stock Option Plan.    Prior to 2008, the 1993 Non-Employee Directors' Stock Option Plan, as amended, provided for an annual grant of option shares on the day following the Annual Meeting of Stockholders. All options under such plan are vested. Since the adoption of the 2008 Equity Incentive Plan, no awards have been granted under the 1993 Non-Employee Directors' Stock Option Plan.

The following table sets forth information with respect to Director compensation during 2016.

Director Compensation In 2016

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
J. Rich Alexander	70,000	85,000	—	—	—	852	155,852
William Lyons	75,000	85,000	—	—	—	852	160,852
Louis Massimo	66,000	85,000	—	—	—	852	151,852
William Newlin	69,000	85,000	—	—	—	852	154,852
John Paro	67,500	85,000	—	—	—	755	153,255
Julie Roberts	75,000	85,000	—	—	—	852	160,852
Timothy Rupert	85,000	85,000	—	—	—	852	170,852
Donald Templin	67,500	85,000	—	—	—	852	153,352

(1)
Includes the retainer amount of $60,000 and additional retainers paid to the Lead Director, Audit and Compensation Committee Members and Committee Chairpersons, as described above.

(2)
The following represents the aggregate phantom stock units held by each non-employee Director as of December 31, 2016: Mr. Newlin 5,456; Ms. Roberts 12,667; and Mr. Rupert 5,456. Accrued but unpaid dividends increased the number of phantom stock units held in 2016. The following represents the aggregate unvested restricted stock held by each non-employee Director as of December 31, 2016: Mr. Alexander 8,975; Mr. Lyons 8,975; Mr. Massimo 8,975; Mr. Newlin 8,975; Mr. Paro 8,975; Ms. Roberts 8,975; Mr. Rupert 8,975; and Mr. Templin 8,975. Please refer to Note 10 to the Company's Consolidated Financial Statements of its Form 10-K for the year ended December 31, 2016 for the related assumptions pertaining to the Company's calculations in accordance with ASC Topic 718.

(3)
As of December 31, 2016, the aggregate stock options held by each non-employee Director was: Mr. Newlin 5,855; Ms. Roberts 5,855; and Mr. Rupert 5,855.

(4)
Consists of accrued dividends paid upon the vesting of restricted stock.

AUDIT-RELATED MATTERS

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee was adopted by the Board effective February 6, 2003 (as amended through November 3, 2015) and is reviewed annually by the Audit Committee. The Audit Committee charter can be found in its entirety on the Company's website.

The Audit Committee's mission is to be the principal means by which the Board oversees management's preparation and public disclosure of financial information about the Company. The objective is to make available to the public financial statements and other financial information that is of high quality, accurate, complete, timely, fairly presented, and complying with all applicable laws and accounting standards.

The Board of Directors has affirmatively determined that each member of the Audit Committee is "independent" under the listing standards of the NYSE regarding independence and the heightened independence standards adopted by the SEC for audit committees. The Board has also determined that each member of the Audit Committee is financially literate, and each has been designated by the Board as an "audit committee financial expert" as contemplated by the Sarbanes-Oxley Act of 2002 and the SEC regulations promulgated thereunder. Each member of the Audit Committee has either an education and high-level experience in financial matters, or an extensive working knowledge of financial matters acquired through operational experience leading significant businesses. This mix of financial and operational expertise provides the Audit Committee with diverse viewpoints on financial matters and enhances its effectiveness. The qualifications of each Audit Committee member are disclosed under the heading "Election of Directors (Proposal 1)" above.

The Audit Committee is responsible for the appointment, compensation (including the approval of audit fees), retention and oversight of the independent registered public accounting firm that audits the Company's financial statements and its internal control over financial reporting. In this role, the Audit Committee approves in advance all audit and non-audit services to be performed by the independent registered public accounting firm. The procedure for approval of compensation is discussed in more detail under the heading "Policy for Approval of Audit and Non-Audit Fees" below. In overseeing the audit process for the year 2016, the Audit Committee obtained from Deloitte & Touche LLP, the Company's independent registered public accounting firm, the written disclosures and their letter required by Rule 3526 of the Public Company Accounting Oversight Board (PCAOB) regarding the independent registered public accounting firm communications with the Audit Committee concerning independence and describing all relationships between the independent registered public accounting firm and the Company that might, in their opinion, bear on their independence. In that letter Deloitte & Touche LLP stated that in their judgment they are, in fact, independent. The Audit Committee discussed with the independent registered public accounting firm the contents of that letter and concurred in the judgment of independence. In assessing this independence, the Audit Committee considered the non-audit fees paid to and the non-audit services provided by the independent registered public accounting firm.

The Audit Committee reviewed with the independent registered public accounting firm their audit plan, audit scope and identification of audit risks. Subsequently, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2016, first with both management and the independent auditors, and then with the auditors alone. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB, including the adoption of, or changes to, the Company's significant internal controls and accounting principles and procedures as suggested by the independent registered public accounting firm, internal audit and management and any management letters provided by the independent registered public accounting firm and the response to those letters. This discussion covered the quality, not just the acceptability, of the Company's financial reporting practices and the completeness and clarity of the related financial disclosures. The Audit Committee also received and discussed, with and without management present, all communications from Deloitte & Touche LLP required by generally accepted auditing standards, including those described in the standards of the PCAOB.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC, and be included in the Company's annual report to stockholders for the year ended December 31, 2016.

In periodic meetings with the Company's financial management and the independent registered public accounting firm, the Audit Committee discussed and approved quarterly interim financial information prior to its release to the public. During 2016, the Audit Committee held five regular meetings and one telephonic meeting, and the independent registered public accounting firm participated in each of these meetings.

The Audit Committee also oversees the Company's internal audit activities. In this role, the Audit Committee reviews significant internal control matters, the adequacy of the system of internal controls, the internal audit charter, the scope of the annual internal audit plan and the results of internal audits. The Audit Committee also consults with management as to appointment, performance, reassignment, replacement, dismissal and compensation of the internal auditor.

Management is responsible for the Company's financial reporting process including its systems of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with United States Generally Accepted Accounting Principles and also on the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and review these processes. It is not our duty or our responsibility to plan or conduct audits or manage the system of internal controls of the Company. Therefore, we have relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinions of the independent registered public accounting firm included in its reports on the Company's financial statements.

The Audit Committee has appointed Deloitte & Touche LLP as its independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for 2017. In making this appointment, the Audit Committee has assessed the qualifications and work quality of Deloitte & Touche LLP who has served as the Company's independent registered public accounting firm since 2000. The Audit Committee considered the PCAOB inspections of Deloitte & Touche LLP as part of this assessment. In addition, the Audit Committee considered the independence and integrity of the independent registered public accounting firm. The Audit Committee did not seek requests for proposals for the independent audit of the Company for 2017, based on its assessment of the qualifications and work quality of Deloitte & Touche LLP. The Audit Committee considered the impact of changing independent registered public accounting firms in assessing whether to retain Deloitte and Touche LLP for the 2017 financial statement audit. The Board of Directors seeks an annual shareholder vote on the ratification of the selection of the independent registered public accounting firm, and the Audit Committee considers the voting results in its evaluation and selection of the independent registered public accounting firm. The Audit Committee believes that the choice of Deloitte and Touche LLP as its independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for 2017 is in the best interests of the Company and its stockholders.

  WILLIAM J. LYONS, CHAIRPERSON
  JOHN J. PARO
  DONALD C. TEMPLIN

Certain Fees

The following is a summary of fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively "Deloitte") for professional services rendered for the fiscal years ended December 31, 2016 and December 31, 2015.

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2015
Audit Fees	$1,476,352	$1,426,265
Audit-Related Fees	68,600	4,300
Tax Fees	—	—
All Other Fees	82,200	5,000
Total	$1,627,152	$1,435,565

Audit Fees

Consist of fees related to incremental review and audit associated with the Company's 2015 re-implementation of its SAP system and fees related to professional services rendered for the integrated audit of the Company's consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements during the fiscal years ended December 31, 2016 and December 31, 2015.

Audit-Related Fees

Consist of fees billed for the audit of certain local compliance reporting for the Company's Catlettsburg, Kentucky facility and Belgium entity during the fiscal year ended December 31, 2016. Consist of fees billed for the audit of certain local compliance reporting for the Company's Catlettsburg, Kentucky facility during the fiscal year ended December 31, 2015.

Tax Fees

Deloitte did not perform any tax services for the Company during the fiscal years ended December 31, 2016 or December 31, 2015.

All Other Fees

Consist of fees billed for the Company's subscription to Deloitte's accounting research tool and review of due diligence reports related to the Company's 2016 acquisition during the fiscal year ended December 31, 2016. Consist of fees billed for the Company's subscription to Deloitte's accounting and research tool during the fiscal year ended December 31, 2015.

Policy for Approval of Audit and Non-Audit Fees

In accordance with the Sarbanes-Oxley Act, the Audit Committee pre-approved all (100%) of the audit and non-audit related services provided by the Company's independent registered public accounting firm. In order to deal with the pre-approval process in the most efficient manner, the Audit Committee will employ pre-approval policies in 2017 that comply with applicable SEC regulations. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee at the next regularly scheduled meeting shall be presented with any pre-approval decision made by that member. The Chairperson of the Audit Committee has been delegated the authority to pre-approve work on behalf of the entire committee. A summary of all non-audit related spending is provided to the Audit Committee on a quarterly basis.

The Audit Committee believes that the provision of the above services by Deloitte is compatible with maintaining Deloitte's independence.

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 4)

The Audit Committee has appointed Deloitte & Touche LLP as its independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for 2017. Deloitte & Touche LLP audited the financial statements of the Company and its subsidiaries in 2016.

The Board recommends a vote for the ratification of the appointment of Deloitte & Touche LLP and unless otherwise directed therein, the proxies solicited by the Board will be voted "FOR" the ratification of the appointment of Deloitte & Touche LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider such vote in its decision to appoint an independent registered public accounting firm for 2018.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

APPROVAL OF SECOND AMENDED AND RESTATED
CALGON CARBON CORPORATION 2008 EQUITY INCENTIVE PLAN (Proposal 5)

The Company proposes an amendment to its omnibus equity plan to replenish the number of shares available for issuance thereunder. Specifically, we are proposing to approve a Second Amended and Restated 2008 Equity Incentive Plan (the "Amendment" and together with the First Amended and Restated 2008 Equity Incentive Plan, the "Plan"). The Company's stockholders last approved the Plan at the 2014 annual meeting of stockholders. The purpose of the Amendment is to increase the aggregate number of shares available for issuance from 5,000,000 to 7,600,000 (an increase of 2,600,000 shares).

The Plan is the only plan the Company has to issue equity-based awards. The Compensation Committee of the Board of Directors, which administers the Plan, recommended the Amendment, determining that an insufficient number of shares were available to provide future grants of stock options and other share-based awards to the Company's directors, officers and employees. As of December 31, 2016, approximately 1,617,213 shares remained available for issuance under the Plan.

In connection with our Compensation Committee's recommendation that the Plan be amended and restated to provide for additional authorized shares, the compensation consultant for the Compensation Committee prepared a review and analysis of the stockholder cost and burn-rate of the additional shares and determined, on a preliminary basis, that the dilutive impact of outstanding awards under the Plan, including such additional shares, is within certain investor-based guidelines. In addition, the compensation consultant presented a burn-rate analysis over the prior three-year period estimating a burn-rate of 1.53%, which is considerably less than the industry cap for the Company of 2.86%. The compensation consultant estimated that, after giving effect to the Amendment, the shares available under the Plan would be utilized in approximately 6.6 years, assuming no cancellation of outstanding awards. In order to minimize the dilutive effect of the Plan, the Company will continue to utilize a fungible share design, whereby each share of Common Stock subject to an award that is not a stock option or stock appreciation right counts as 1.38 shares against the number of shares the Company has available for issuance under the Plan (except that in case of performance units and restricted stock units that have performance conditions, shares of Common Stock are counted as 1.38 shares rather than one share for each actual share issued only at the time, if any, of the actual issuance of shares pursuant to the performance award).

Our Compensation Committee and Board have determined that the adoption of the Amendment is necessary in order to:

  •
  support our strategy of using at-risk equity-based compensation (over fixed cash-based compensation) as a key component of employee and director compensation;

  •
  provide incentives to our executive team in the form of equity-based awards that align their interests with those of our stockholders; and

  •
  maintain and strengthen the Company's ability to attract and retain key employees and directors.

On March 14, 2017, the Board of Directors approved the Amendment, subject to stockholder approval at the Annual Meeting. Absent such approval, the Amendment will not become effective and the Plan will continue in effect in its current form. It is not possible at present to determine the amount or form of any awards that will be granted or available for grant to any person in the future under the Plan. A summary of the Plan is set forth below. Because our executive officers and directors are eligible to receive awards under the Plan, they may be deemed to have a personal interest in the adoption of this proposal.

Description of the Plan

The following description is intended to summarize the material provisions of the Plan. The complete text of the Plan is attached as Exhibit A to this Proxy Statement. To the extent the description below differs from the Plan text attached in Exhibit A, the text of the Plan governs the terms and provisions of the Plan.

General.    The purposes of the Plan are to encourage eligible employees of and service providers to the Company and its subsidiaries, and non-employee directors, to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such persons to remain with the Company or a subsidiary, to reward such persons by providing an opportunity to acquire shares of the Company's Common Stock, par value $0.01 per share, on favorable terms, to provide a means through which the Company may attract able persons to the Company or one of its subsidiaries and to align their interests with those of the stockholders of the Company. The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary.

Under the Plan, which is effective through March 17, 2024, the maximum number of shares available for grants or awards is an aggregate of 7,600,000 shares. The Plan also includes a fixed sub-limit for the granting of incentive stock options. In general, without further stockholder approval, the maximum number of shares for which incentive stock options may be granted is 1,500,000 shares.

The Plan provides for (i) the grant of incentive stock options under Section 422 of the Internal Revenue Code, (ii) the grant of nonstatutory stock options, (iii) the grant of stock appreciation rights, either granted in conjunction with stock options (i.e., tandem SARs) or not in conjunction with options (i.e., freestanding SARs), (iv) restricted share awards, (v) restricted stock units, (vi) performance units and (vii) other stock based awards.

The maximum number of shares as to which awards other than performance units or "other stock-based awards" may be made under the Plan to any one employee in any one calendar year is 500,000 shares. The maximum value of the property, including cash, that may be paid or distributed to any participant pursuant to a grant of performance units in any one calendar year is $5,000,000, and the maximum value of Common Stock and other property, including cash, that may be paid or distributed to any participant with respect to "other stock based awards" in any one calendar year is also $5,000,000.

Certain Minimum Vesting Requirements.    The Plan in general only permits awards of restricted shares and share units and other stock based awards with time-based vesting periods of at least three years, with no more frequent than ratable vesting over such period, and only permits awards of restricted shares and share units and other stock based awards that are performance-based to have performance measurement periods of at least one year. The Plan in general also only permits the acceleration of the vesting of any such awards in a manner which would comply with the above-stated requirements, except in the case of death, disability, retirement or change in control. The Company is permitted, however, to grant or accelerate up to ten percent of the authorized shares of the Plan for awards under the Plan that do not meet the foregoing requirements.

Share Counting.    For purposes of the limit on the number of shares available under the Plan and available for the sub-limit on incentive stock options (but not for the individual limit on shares that can be granted), each share of Common Stock which is subject to an award other than a stock option or a stock appreciation right is counted as 1.38 shares rather than one share, except that in case of performance units and restricted stock units that have performance conditions, shares of Common Stock are counted as 1.38 shares rather than one share for each actual share issued only at the time, if any, of the actual issuance of shares pursuant to the performance unit award.

Except in the case of performance unit awards and restricted stock units that have performance conditions (where shares of Common Stock are counted only upon actual issuance of the shares), to the extent that any award is forfeited, or any option and tandem SAR (if any) or any free-standing SAR terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of Common Stock subject to such awards will again be available for awards under the Plan. However, shares of Common Stock subject to such awards will continue to be counted for purposes of the individual limits on shares that can be granted.

If the exercise price of any stock option and/or the tax withholding obligations relating to any awards are satisfied by delivering shares or withholding shares relating to such award, the gross number of shares subject to the award will nonetheless be deemed to have been granted for purposes of the Plan and any shares which are delivered back to the Company or withheld by the Company will not be added back to the aggregate number of shares for which awards may be made under the Plan. If shares of Common Stock are issued upon the exercise of a stock appreciation right, all shares subject to the stock appreciation right are counted regardless of the number of shares issued upon exercise.

Administration.    The Plan will be administered by the Board of Directors or a Committee appointed by the Board. The Committee that would administer awards to employees and service providers is the Compensation Committee, and the Committee that would administer awards to non-employee directors is the Governance Committee. As used herein, "Committee" shall mean the Board or the applicable Committee administering the Plan.

Subject to the provisions of the Plan, the Committee has full and final authority, in its discretion, to make awards under the Plan, and to determine the participants to whom each award is made and the number of shares covered thereby. In determining the eligibility of any participant, as well as in determining the number of shares covered by each award, the Committee considers the position and responsibilities of the person being considered, the nature and value to the Company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a subsidiary and such other factors as the Committee may deem relevant.

The Committee also has the power to interpret the Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Plan as it deems necessary and advisable in its administration of the Plan.

Terms of Stock Options.    The option price for each stock option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant of the stock option except that, in the case of an incentive stock option granted to an employee who owns actually or constructively pursuant to the rules contained in Section 424(d) of the Internal Revenue Code more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a "Ten Percent Employee"), the option price may not be less than 110% of such fair market value. Fair market value of the Common Stock for all purposes under the Plan is the mean between the publicly reported highest and lowest sales prices per share of Common Stock of the Company as quoted in the New York Stock Exchange Composite Transactions listing in The Wall Street Journal on the date as of which fair market value is determined. As of March 2, 2017, the fair market value of the Common Stock of the Company as determined by the above-stated formula was $14.37 per share.

No stock option may be exercised after the expiration of ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee). Unless the Committee, in its discretion, otherwise determines, an exercisable stock option may be exercised in whole or in part. Otherwise stock options may be exercised at such times, in such amounts and subject to such restrictions as are determined in its discretion by the Committee.

The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Committee at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash.

If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company may cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program, but the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Company has received full payment in cash for the option price from the broker or other agent.

The aggregate fair market value (determined as of the time the incentive stock options are granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant in the Plan during any calendar year may not exceed $100,000. If the date on which any incentive stock options may first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement, or amendment thereto, and the acceleration of such exercise date would result in a violation of this $100,000 restriction, then, notwithstanding any such provision, but subject to the authorization provided for in the following sentence, the exercise dates of such incentive stock options will be accelerated only to the date or dates, if any, that do not result in a violation of the $100,000 restriction, and in such event the exercise dates of the incentive stock options with the lowest option prices would be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction and one or more incentive stock options would thereby be converted in whole or in part to nonstatutory stock options.

Stock Appreciation Rights.    A stock appreciation right (SAR) entitles the holder to receive, on exercise, the excess of the fair market value of the Common Stock on the exercise date over the SAR grant price. The Committee may grant SAR awards as stand-alone awards or in tandem with a related option award under the Plan. The SAR grant price is set by the Committee and may not be less than the fair market value of the Common Stock on the date of the grant. Payment upon exercise will be in cash, shares of Common Stock, or both. Unless otherwise determined by the Committee, any related option will no longer be exercisable to the extent a tandem SAR has been exercised, and the exercise of an option will cancel the related tandem SAR.

Repricing Prohibited.    The Plan prohibits repricing of options or SARs without further stockholder approval. Repricing means the grant of a new option or SAR in return for the cancellation, exchange or forfeiture of an award that has a higher grant price than the new award, the amendment of an outstanding award to reduce the grant price, the cancellation or repurchase of an option or SAR at a time when grant price is greater than the fair market value of the Common Stock or any action that would be treated, for accounting purposes, as a repricing. The grant of a substitute award under the anti-dilution and anti-enlargement provisions explained under "Miscellaneous," below is not a repricing.

Other Terms of Options and SARS.    Unless the Committee determines otherwise, the Plan provides for certain vesting and exercise periods upon termination of employment or service in certain situations, such as death, disability, retirement or other termination.

Unless the Committee, in its discretion, otherwise determines, no stock option or stock appreciation right granted under the Plan is transferable other than by will or by the laws of descent and distribution, and a stock option or stock appreciation right may be exercised during a participant's lifetime only by the participant. If the Committee determines that such an award is transferable it may do so only to the extent that such transfer is made without the payment of value or consideration to the participant.

Each grant of a stock option or stock appreciation right must be confirmed by an agreement between the Company and the participant which sets forth the terms of the stock option or stock appreciation right.

Performance Goals.    The Committee may establish performance goals ("Performance Goals") in connection with the grant of restricted stock, restricted stock units, performance units or "other stock-based awards." In the case of awards to participants who may be covered employees under Section 162(m) of the Internal Revenue Code where the Committee wishes to qualify the award for the performance-based exception to the limitations on compensation deductions under Section 162(m) of the Internal Revenue Code, the Committee may designate the award as a "Qualified Performance-Based Award" and must certify in writing when the Performance Goals have been achieved. In such cases, the Performance Goals will be based on one or more of the following:

(i)
The following criteria for the Company on a consolidated basis, one or more of its direct or indirect subsidiaries, and/or one or more divisions of the foregoing, either in absolute terms or compared to the performance of (x) the Company, its subsidiaries or divisions (for a different period), (y) one or more other companies or (z) an index covering multiple companies:

1.
net income

2.
economic value added (earnings less a capital charge)

3.
EBITDA (earnings before interest, taxes, depreciation and amortization)

4.
sales

5.
costs

6.
gross margin

7.
operating margin

8.
pre-tax profit or income

9.
market share

10.
return on net assets

11.
return on assets

12.
return on capital

13.
return on invested capital

14.
cash flow

15.
free cash flow

16.
operating cash flow

17.
operating income

18.
earnings before interest and taxes

19.
working capital

20.
innovation as measured by a percentage of sales from new products

(ii)
The following criteria for the Company, either in absolute terms or compared to the performance of (x) the Company (for a different period), (y) one or more other companies or (z) an index covering multiple companies:

1.
stock price

2.
return on shareholders' equity

3.
earnings per share

4.
cash flow per share

5.
total shareholder return (stock price appreciation plus dividends)

Restricted Stock.    Restricted stock awards are actual shares of Common Stock issued to a participant subject to such restrictions (including restrictions on the right of the participant to sell, assign, transfer, pledge or otherwise encumber the shares awarded while such shares are subject to restrictions) as the

Committee may impose thereon. Except as otherwise determined by the Committee, the participant shall have, with respect to the shares of the restricted stock, all the rights of a stockholder of the Company, including the right to vote the shares and receive cash dividends. Prior to or at the time of grant, the Committee shall condition the award on the continued employment by the participant, Performance Goals as set by the Committee, or both. Except in the case of a Qualified Performance-Based Award, the Committee may modify or waive any restrictions it imposes.

In lieu of the payment of cash dividends to the participant, the Committee, in its discretion, may determine that cash dividends on the shares of restricted stock will be (i) automatically deferred and reinvested in additional restricted stock, or (ii) held by the Company in cash (without any payment of interest thereon), and subject to the same vesting and forfeiture restrictions of the restricted stock with respect to which the dividends are payable.

Following a restricted stock award and prior to the lapse of the applicable restrictions, to the extent that share certificates representing the restricted shares are issued, such certificates will either bear a legend referencing the restrictions or will be held by the Company in escrow. Upon the lapse of the applicable restrictions (and not before such time), any share certificates representing the restricted shares and unpaid dividends, if any, will be delivered to the participant, or any shares evidenced by book-entry will be marked unrestricted. If the restrictions applicable to the restricted stock award are not satisfied within the applicable period, the shares subject to the award will be forfeited, any certificates returned to the Company and any book entries changed to evidence transfer of the shares to the Company.

Restricted Stock Unit Awards.    Restricted stock units are awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount of cash, shares of Common Stock, or both, based upon the fair market value of a specified number of shares of Common Stock. The vesting of such units will be conditioned upon the continued service of the participant, the attainment of Performance Goals as set by the Committee, or both. Except in the case of a Qualified Performance-Based Award, the Committee may modify or waive any of the conditions applicable to restricted stock units. Restricted stock units generally may not be transferred by a participant. Participants granted restricted stock units will not be entitled to any dividends payable on the Common Stock unless the agreement relating to the award provides otherwise and shall not have any voting rights with respect to such units.

Performance Units.    Performance units may be granted by the Committee either alone or in addition to other awards under the Plan and subject to the satisfaction of Performance Goals specified by the Committee. The Committee may select periods during which the Performance Goals chosen by the Committee are measured for the purpose of determining the extent to which a performance unit has been earned. The Committee decides whether the Performance Goals have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination. Performance units will not have any voting rights and holders of performance units will not be stockholders of the Company unless and until shares of Common Stock are issued. Performance units generally may not be transferred by a participant.

Other Awards.    The Committee may award Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents. Any such award shall be subject to such terms and conditions as established by the Committee.

Additional Rights in Certain Events.    The Plan provides for acceleration of the exercisability and extension of the expiration date of stock options and stock appreciation rights, for the lapse of the restrictions on restricted share awards, and for the vesting of restricted stock units and performance units upon the occurrence of one or more events described in Section 11 of the Plan ("Section 11 Events"), which Section 11 Event is then followed by a termination of employment under certain circumstances (the occurrence of both such events being referred to herein and in the Plan as a "Covered Change of Control Termination"). As described in Section 11 of the Plan, a Section 11 Event is deemed to have occurred when certain events occur which could be considered a change in control of the Company, such as the acquisition by a person or company of 20% or more of the Company's Common Stock, a change of more than two-thirds of the incumbent Board of Directors, a merger or similar reorganization, or a dissolution of the Company.

Unless the agreement or an amendment thereto otherwise provides, but subject to the $100,000 restriction described above for incentive stock options, notwithstanding any other provision contained in the Plan, upon the occurrence of any Covered Change of Control Termination with respect to a participant (i) all outstanding stock options and stock appreciation rights become immediately and fully exercisable whether or not otherwise exercisable by their terms, (ii) all stock options and stock appreciation rights held by such participant are exercisable for a period of three months from the date of such termination of employment or service, but in no event after the expiration date of the stock option or stock appreciation rights, (iii) all restrictions applicable to restricted stock awards under the Plan which have not previously lapsed will lapse regardless of the scheduled lapse of such restrictions and (iv) all restricted stock units and performance units are considered to be earned and payable in full, any vesting conditions are considered to have been satisfied, and such restricted stock units and performance units will be settled in cash as promptly as is practicable. The rights of a participant to such acceleration of vesting and extension of exercisability when such participant is a party to a separate agreement (such as an employment agreement) with the Company that contain change in control provisions will be governed by the terms of that separate agreement.

Miscellaneous.    The Board of Directors may alter or amend the Plan at any time except that, without approval of the stockholders of the Company, no alteration or amendment may (i) increase the maximum aggregate number of shares of Common Stock for which awards may be made under the Plan, (ii) increase the maximum aggregate number of shares as to which incentive stock options may be granted pursuant to the sub-limit under the Plan, (iii) make any changes in the class of employees eligible to be granted awards under the Plan, (iv) change the maximum number of shares as to which awards may be made to any participant under the Plan, (v) change the maximum amount that may be paid or distributed to any participant in any one calendar year under the Plan pursuant to a grant of performance units or other stock-based awards, (vi) change the restrictions regarding repricing explained above, (vii) change the option price or base price of any stock appreciation right permitted under the Plan, (viii) be made if stockholder approval of the amendment is at the time required for awards under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any other stock exchange on which the Common Stock may then be listed or (ix) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for an exemption under Section 162(m) of the Internal Revenue Code. In addition, no alteration or amendment of the Plan may, without the written consent of the holder of any award theretofore granted under the Plan, adversely affect the rights of such holder with respect thereto.

The Board of Directors may also terminate the Plan at any time, but termination of the Plan would not terminate any outstanding awards granted under the Plan or cause a revocation or forfeiture of any restricted stock award under the Plan.

The Plan contains anti-dilution and anti-enlargement provisions providing for adjustment or substitution in the shares available for awards under the Plan, in the various maximum limitations on awards under the Plan, in the number of shares covered by outstanding awards under the Plan and in the exercise price of outstanding awards in certain events, including mergers, consolidations, stock rights offering, liquidation, separation, spinoff, disaffiliation of a subsidiary, extraordinary dividend, stock dividend, stock split, reverse stock split, reorganization, share combination or recapitalization.

Awards to a participant may, in the Committee's sole discretion at any time, be cancelled, suspended or required to be repaid to the Company if the participant at any time during employment or within eighteen months thereafter (i) competes with the Company or its subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or certain others to cease doing business with the Company or its subsidiaries, or interferes with the Company's or any of its subsidiaries' relationships with such customer, supplier, licensee or other person, (iii) solicits employees to leave the employment of the Company or its subsidiaries or interferes with their employment relationship, or (iv) defames or disparages the Company, its subsidiaries or certain related persons. Unless the agreement related to an award or an amendment otherwise provides, these provisions do not apply following the occurrence of one or more of the Section 11 Events described under "Additional Rights in Certain Events" above. Participants with separate agreements with the Company (such as employment agreements) which include covenants similar to the foregoing will instead be governed by the terms of such covenants.

The Plan contains provisions intended to comply with both Section 409A of the Internal Revenue Code (related to deferred compensation) and, as discussed above under Performance Goals, Section 162(m) of the Internal Revenue Code (related to performance-based awards). The Committee may establish procedures allowing payment of an award to be deferred, provided any deferral is consistent with Section 409A of the Internal Revenue Code. In such cases of deferral, the participant may be entitled to receive interest or dividends, or their equivalents, with respect to shares covered by the award.

Possible Anti-takeover Effect

The provisions of the Plan providing for the acceleration of the exercise date of outstanding stock options and stock appreciation rights upon the occurrence of a Covered Change of Control Termination, the extension of the period during which outstanding stock options and stock appreciation rights may be exercised upon termination of employment following a Covered Change of Control Termination, the lapse of restrictions applicable to restricted stock and other awards, accelerated vesting of restricted stock units and performance units upon the occurrence of a Covered Change of Control Termination, and the payments related to a Covered Change of Control Termination, may be considered as having an anti-takeover effect.

Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of awards under the Plan. This summary is not intended to be exhaustive, is based on U.S. federal income tax law currently in effect, does not constitute tax advice and, among other things, does not address possible state, local or foreign tax consequences under present law.

Incentive Stock Options.    A participant does not recognize any taxable income upon receipt of an incentive stock option or generally, at the time of exercise of an incentive stock option, whether cash or shares are used to pay the exercise price. The exercise of an incentive stock option, however, generally does result in an increase in a participant's taxable income for alternative minimum tax purposes.

If a participant exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to a participant), upon disposition of the shares any amount realized in excess of the participant's tax basis in the shares disposed of is treated as a long-term capital gain, and any loss is treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the participant's tax basis in the shares) is treated as compensation income received by the participant in the year of disposition. Any additional gain is taxable as a capital gain and any loss as a capital loss, which is long-term or short-term depending on whether the shares were held for more than one year. Special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of Common Stock. If shares of Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer is considered a "disqualifying disposition" of the shares transferred, but only compensation income determined as stated above, and no capital gain or loss, is recognized.

Neither the Company nor any of its subsidiaries is entitled to a deduction with respect to shares received by a participant upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by a participant because of a "disqualifying disposition," the Company or one of its subsidiaries generally is entitled to a deduction in the same amount for compensation paid, subject to the "Limits on Deductions/Other Tax Matters" below.

Nonstatutory Stock Options.    A participant does not recognize any taxable income upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is treated as compensation income received by the participant in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part in shares, no income, gain or loss is recognized by a participant on the receipt of shares equal in value on the date of exercise to shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise is treated as compensation income received by the participant on the date of exercise of the stock option.

The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the participant upon exercise of a nonstatutory stock option, subject to the "Limits on Deductions/Other Tax Matters" below.

Stock Appreciation Rights.    A participant generally does not recognize any taxable income upon receipt of a SAR (whether as a stand-alone award or in tandem with a related option award). Upon the exercise of a SAR the amount by which the fair market value of the Common Stock subject to the SAR on the exercise date exceeds the SAR grant price is treated as compensation income received by the participant in the year of exercise, whether received in cash, shares of Common Stock or both. The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the participant upon exercise of the SAR, subject to the "Limits on Deductions/Other Tax Matters" below.

Restricted Stock.    A participant does not recognize any taxable income upon the grant of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse is treated as compensation income to the participant and is taxable in the year the restrictions lapse. If the participant does not make a Section 83(b) election, dividends paid to the participant on the shares prior to the date the restrictions lapse will be treated as compensation income. The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income to the participant, subject to the "Limits on Deductions/Other Tax Matters" below.

Restricted Stock Units.    A participant generally does not recognize any taxable income upon receipt of restricted stock units. Any cash and the fair market value of any shares of Common Stock received by a participant upon the vesting of restricted stock units are treated as compensation income received by the participant in the year of receipt. The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income received by the participant upon vesting of the restricted stock units, subject to the "Limits on Deductions/Other Tax Matters" below.

Performance Units.    A participant generally does not recognize any taxable income upon receipt of performance units. Any cash and the fair market value of any shares of Common Stock and other property received by a participant when performance units are earned are treated as compensation income received by the participant in the year of receipt. The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income received by the participant upon the earning of performance units, subject to the "Limits on Deductions/Other Tax Matters" below.

Other Awards.    The tax consequences to the participant and the Company of awards of Common Stock and other awards that are valued by reference to or otherwise based upon Common Stock will be dependent upon the nature and structure of the award.

Limits on Deductions/Other Tax Matters.    Certain events described above under "Additional Rights in Certain Events" may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to a participant on certain compensation resulting from awards previously received under the Plan and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above. However, as explained above, Section 11 of the Plan provides for the Company to make certain payments to a participant to reimburse such excise tax in certain circumstances.

Section 162(m) of the Internal Revenue Code disallows a compensation deduction for compensation paid to the principal executive officer and any of the other three highest compensated officers (other than the principal financial officer) of the Company in excess of $1 million each in any taxable year of the Company, except that compensation that is performance-based may be excluded from this deduction limitation. (The $1 million deduction limit is reduced by the amount of any compensation deduction disallowed under the immediately preceding paragraph.) The Plan has been structured so that compensation arising from the exercise of nonstatutory stock options, stock appreciation rights or the disqualifying disposition of shares acquired upon exercise of incentive stock options should be performance-based within the meaning of Section 162(m) of the Internal Revenue Code. As indicated above, the Plan also permits the Committee to designate awards other than options and SARs as Qualified Performance-Based Awards with the objective of qualifying such awards as performance-based within the meaning of Section 162(m) of the Internal Revenue Code. Nevertheless, it is possible that awards may be made which may be subject to the limits of Section 162(m) of the Internal Revenue Code.

Additional Information

The Amendment, if approved by our stockholders, will become effective on May 4, 2017. The Company has made grants previously and intends to continue to make grants under the Plan until such time as the Board determines otherwise or the Plan expires by its terms. It is not practicable to determine the amounts that may be received by the participants under the Plan in the event the Amendment is approved at the Annual Meeting.

Board Recommendation

The Board of Directors recommends that you vote FOR approval of Proposal 5.

OTHER MATTERS

Security Ownership of Management and Certain Beneficial Owners

Management

The following table shows the number of shares of Common Stock beneficially owned as of March 2, 2017 by (i) each Director of the Company, (ii) each nominee for Director, (iii) the named executive officers of the Company in the Summary Compensation Table (Randall S. Dearth, Robert M. Fortwangler, Stevan R. Schott, James A. Coccagno, and Chad Whalen), and (iv) by all current Directors and executive officers of the Company as a group. The Company has stock ownership guidelines for its executive officers which are described under "Stock Ownership Policies" on page 22 of this Proxy Statement. Unless otherwise indicated in the footnotes to the table, each person named and all Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, and/or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days of March 2, 2017.

Name of Beneficial Owner	Number of Shares(1)	Percent of Class
J. Rich Alexander(2)	23,341	*
William J. Lyons(3)	61,939	*
Louis S. Massimo(3)	46,317	*
William R. Newlin(4)	212,338	*
John J. Paro	15,149	*
Julie S. Roberts(3)	78,187	*
Timothy G. Rupert	68,792	*
Donald C. Templin(3)	24,317	*
Randall S. Dearth(3)	384,609	*
Robert M. Fortwangler	36,382	*
Stevan R. Schott	134,205	*
James A. Coccagno	47,184	*
Chad Whalen	20,013	*
All current Directors and executive officers as a group (14 persons)(2)(3)(4)	1,189,017	2.32%

*
Less than 1%.

(1)
Includes (i) 8,975 shares of restricted stock in the case of each of Messrs. Alexander, Lyons, Massimo, Newlin, Paro, Rupert and Templin and Ms. Roberts; (ii) 282,686 shares underlying unexercised options and 37,639 time-vesting restricted shares in the case of Mr. Dearth; 26,735 shares underlying unexercised options and 5,930 time-vesting restricted shares in the case of Mr. Fortwangler; 87,954 shares underlying unexercised options and 14,311 time-vesting restricted shares in the case of Mr. Schott; 33,238 shares underlying unexercised options and 8,727 time-vesting restricted shares in the case of Mr. Coccagno; and 7,838 shares underlying unexercised options and 9,663 time-vesting restricted shares in the case of Mr. Whalen, granted under the Company's stock plans; and (iii) 464,564 shares underlying unexercised options and 154,024 time-vesting restricted shares in the case of all current Directors and executive officers as a group, in each case granted under the aforementioned plans. The "percent of class" set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.

(2)
Mr. Alexander holds 14,366 shares in his revocable trust investment account.

(3)
Includes 52,964 shares as to which Mr. Lyons shares voting and investment power with his wife; 33,682 shares as to which Mr. Massimo shares voting and investment power with his wife; 69,212 shares as to which Ms. Roberts shares voting and investment power with her husband; 11,682 shares as to which Mr. Templin shares voting and investment power with his wife; and 64,284 shares as to which Mr. Dearth shares voting and investment power with his wife.

(4)
Includes 43,708 shares held indirectly by Mr. Newlin through a retirement plan and 100,100 shares pledged by Mr. Newlin as collateral for a business loan.

Other Beneficial Owners

The following table sets forth each person or entity that may be deemed to have beneficial ownership of more than 5% of our outstanding Common Stock based on information that was available to the Company as of March 2, 2017.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
BlackRock, Inc. ("BlackRock") 55 East 52nd Street New York, NY 10055	5,986,390	11.8%
BlackRock (Netherlands) B.V.
BlackRock Advisors, LLC
BlackRock Asset Management Canada Limited
BlackRock Asset Management Ireland Limited
BlackRock Asset Management Schweiz AG
BlackRock Financial Management, Inc.
BlackRock Fund Advisors
BlackRock Institutional Trust Company, N.A.
BlackRock Investment Management (Australia) Limited
BlackRock Investment Management (UK) Ltd
BlackRock Investment Management, LLC

The foregoing information is taken from a Schedule 13G/A filed with the Securities and Exchange Commission (the "SEC") on January 12, 2017 by BlackRock and its subsidiaries. The filing states that BlackRock has sole voting power with respect to 5,873,406 shares and sole dispositive power with respect to all 5,986,390 shares. In addition, the filing states that BlackRock Fund Advisors beneficially owns 5% or greater of the reported shares.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Shapiro Capital Management LLC ("Shapiro") 3060 Peachtree Road, Suite 1555 N.W. Atlanta, Georgia 30305	4,538,381	8.96%
Samuel R. Shapiro

The foregoing information is taken from a Schedule 13G filed with the SEC on February 10, 2017 by Shapiro, an investment adviser under the Investment Advisers Act of 1940, and Samuel R. Shapiro, the chairman, a director and majority shareholder of Shapiro. The filing states that Shapiro has sole voting power with respect to 3,907,881 shares, shared voting power with respect to 630,500 shares and sole dispositive power with respect to all 4,538,381 shares. According to the Schedule 13G, Mr. Shapiro, by virtue of his position with Shapiro, exercises dispositive power over all of the shares and therefore may be deemed to be the beneficial owner of such shares. In addition, the filing states that one or more of Shapiro's advisory clients is the legal owner of the securities covered by the Schedule 13G and pursuant to the investment advisory agreements with its clients, Shapiro has the authority to direct the investments of its advisory clients, and consequently to authorize the disposition of Calgon Carbon Corporation's shares.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
The Vanguard Group, Inc. ("Vanguard") 100 Vanguard Blvd. Malvern, PA 19355	4,344,813	8.58%
Vanguard Fiduciary Trust Company
Vanguard Investments Australia, Ltd.

The foregoing information is taken from a Schedule 13G/A filed with the SEC on February 10, 2017 by Vanguard and its subsidiaries. The filing states that Vanguard has sole voting power with respect to 60,590 shares, shared voting power with respect to 9,931 shares, sole dispositive power with respect to 4,277,041 shares and shared dispositive power with respect to 67,772 shares. According to the Schedule 13G/A, Vanguard Fiduciary Trust Company, a subsidiary of Vanguard, is the beneficial owner of 57,841 shares, as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a subsidiary of Vanguard, is the beneficial owner of 12,680 shares, as a result of its serving as investment manager of Australian investment offerings.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Dimensional Fund Advisors LP ("Dimensional") Building One 6300 Bee Cave Road Austin, Texas, 78746	2,661,661	5.26%

The foregoing information is taken from a Schedule 13G filed with the SEC on February 9, 2017 by Dimensional. The filing states that Dimensional has sole voting power with respect to 2,489,773 shares and sole dispositive power with respect to all 2,661,661 shares. The filing also states that Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively referred to as the "Funds"). It states that subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds as well. The filing states that, in its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of Calgon Carbon Corporation that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Calgon Carbon Corporation held by the Funds; however, all securities reported in the Schedule 13G are owned by the Funds. Dimensional and its subsidiaries disclaim beneficial ownership of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, Directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the Forms 3, 4, and 5 furnished to the Company during or with respect to 2016, or written representations from certain reporting persons that no Forms 5 were required, we believe that all Section 16(a) filing requirements applicable to our officers and Directors and ten-percent beneficial owners were complied with during 2016, except as follows: a late Form 4 with respect to shares of stock acquired via dividend reinvestment during 2016 by Julie Roberts was filed on February 10, 2017.

Vote Required

The three nominees for election as Directors at the Annual Meeting who receive the greatest number of votes cast for the election of Directors by the holders of the Company's Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become Directors at the conclusion of the tabulation of votes; provided, however, that each nominee receives more "for" votes than "withhold" votes. Please see "Director Resignation Policy" included on page 5 of this Proxy Statement for additional information regarding our Director Resignation Policy. Broker non-votes are counted in determining whether a quorum is present for the Annual Meeting, but are not considered in the vote itself.

The advisory vote regarding the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act, and the Exchange Act and the advisory vote regarding the frequency thereof, will be approved if a majority of the votes cast with respect to this matter are cast in favor of this proposal. Abstentions and broker non-votes will not be included in calculating the number of votes necessary for approval of this matter.

The proposal to ratify the independent registered public accounting firm will be adopted if a majority of the votes cast with respect to this matter are cast in favor of this proposal. Because under applicable law, abstentions are not counted as "votes cast," they will not be included in calculating the number of votes necessary for approval of this matter.

The proposal to approve the Second Amended and Restated Calgon Carbon Corporation 2008 Equity Incentive Plan will be adopted if, at a meeting at which a quorom is present and voting on the proposal, a majority of the votes cast with respect to this matter are cast in favor of this proposal. Because under applicable law, abstentions are not counted as "votes cast," they will not be included in calculating the number of votes necessary for approval of this matter.

If a stockholder holds shares beneficially in street name and does not provide the stockholder's broker with voting instructions with respect to such shares on a matter that is considered a "non-routine" proposal (such as the vote to elect directors or the advisory vote to approve the compensation paid to our named executive officers), such shares may not be voted by the broker on these matters, resulting in "broker non-votes." Brokers may vote their clients' shares on matters that are considered "routine" proposals, such as the ratification of the independent registered public accounting firm. Abstentions and broker non-votes will be counted for purposes of determining a quorum, but will not be counted as votes cast on any particular matter.

Other Business

The Board does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment.

Stockholder Proposals

If any stockholder wishes to present a proposal to be acted upon at the 2018 Annual Meeting of Stockholders and to include such proposal in the Company's Proxy Statement, the proposal must be received by the Secretary of the Company by November 17, 2017 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2018 Annual Meeting. The 2018 Annual Meeting is expected to be held on or about May 3, 2018. Any stockholder proposal received by the Secretary of the Company outside such notice period will be considered untimely under Rule 14a-4(c)(1) promulgated by the SEC under the Exchange Act.

Section 1.08 of the by-laws of the Company requires that any stockholder intending to present a proposal for action at an Annual Meeting (without including such proposal in the Company's Proxy Statement) must give written notice of the proposal, containing the information specified in such Section 1.08, so that it is received by the Company within the notice period determined under such Section 1.08. For the 2018 Annual Meeting of Stockholders, any notice must be received between November 18, 2017 and January 16, 2018. Please see "Procedures for Submitting Stockholder Nominees for the Board of Directors" included in this Proxy Statement for additional information regarding the requirements for submitting stockholder nominees and our by-laws.

Annual Report on Form 10-K for 2016

A stockholder may obtain a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, including the financial statements and the financial statement schedules, free of charge by writing to Daniel Crookshank, Investor Relations Department, Calgon Carbon Corporation, 3000 GSK Drive, Moon Township, Pennsylvania 15108. A copy of any exhibits thereto will only be provided upon payment of a reasonable charge limited to our cost of providing such exhibits.

Exhibit A

CALGON CARBON CORPORATION

SECOND AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

SECTION 1

Purpose; Definitions

1.1    Purpose.    The purposes of the Second Amended and Restated 2008 Equity Incentive Plan (the "Plan") are to encourage eligible employees of and service providers to Calgon Carbon Corporation (the "Corporation") and its Subsidiaries, and non-employee directors of the Corporation, to increase their efforts to make the Corporation and each Subsidiary more successful, to provide an additional inducement for such persons to remain with the Corporation or a Subsidiary, to reward such persons by providing an opportunity to acquire shares of Common Stock on favorable terms, to provide a means through which the Corporation may attract able persons to the Corporation or one of its Subsidiaries, and to align their interests with those of the shareholders of the Corporation.

1.2    Certain Definitions.    In addition to terms defined herein in the first place where they are used, the following terms are defined as set forth below:

  (a)   "Award" means a stock option, a stock appreciation right, restricted stock, restricted stock units, performance units or other stock-based award granted under the Plan.

  (b)   "Base Price" shall have the meaning set forth in Section 5.3.

  (c)   "Board" means the Corporation's Board of Directors.

  (d)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

  (e)   "Committee" means, (a) with respect to Participants who are employees and other service providers, the Compensation Committee or such other committee of the Board as may be designated by the Board to administer the Plan, as referred to in Section 2.1 hereof, consisting of at least two members of the Board; provided, however, that any member of the Committee participating in the taking of any action under the Plan must qualify as (1) an "outside director" as then defined under Section 162(m) of the Code or any successor provision, (2) a "non-employee director" as then defined under Rule 16b-3 or any successor rule and (3) an "independent" director under the rules of the New York Stock Exchange or any other principal stock exchange on which the Corporation may in the future be listed, or (b) with respect to Participants who are non-employee directors, the Board or its designee, including the Corporate Governance Committee.

  (f)    "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation.

  (g)   "Covered Employees" shall have the meaning set forth in Section 2.1.

  (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (i)    "Fair Market Value" with respect to a share of the Common Stock shall mean the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its sole discretion, may determine to rely upon): (i) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (ii) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States of America securities exchange registered under the Exchange Act on which the Common Stock is listed or (iii) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this definition. If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this definition on the date as of which Fair Market Value is to be determined, the Committee shall in good faith and in conformance with the requirements of Section 409A of the Code, to the extent applicable to an Award, determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

  (j)    "Free-Standing SARs" shall have the meaning set forth in Section 5.2.

  (k)   "Participant" means an eligible employee, other service provider or a non-employee director of the Corporation or any Subsidiary or affiliate who has received an Award under the Plan and any transferee or transferees of such persons to the extent the transfer is permitted under the Plan.

  (l)    "Performance Goals" means the performance goals, if any, established by the Committee in connection with the grant of restricted stock, restricted stock units, performance units or other Awards. In the case of Qualified Performance-Based Awards, the "Performance Goals" means such performance goals based on one or more of the following:

    (i)
    The following criteria for the Corporation on a consolidated basis, one or more of its direct or indirect Subsidiaries, and/or one or more divisions of the foregoing, either in absolute terms or relative to the performance of (x) the Corporation, its Subsidiaries or divisions (for a different period), (y) one or more other companies or (z) an index covering multiple companies:

      1.     net income

      2.     economic value added (earnings less a capital charge)

      3.     EBITDA (earnings before interest, taxes, depreciation and amortization)

      4.     sales

      5.     costs

      6.     gross margin

      7.     operating margin

      8.     pre-tax profit or income

      9.     market share

      10.   return on net assets

      11.   return on assets

      12.   return on capital

      13.   return on invested capital

      14.   cash flow

      15.   free cash flow

      16.   operating cash flow

      17.   operating income

      18.   earnings before interest and taxes

      19.   working capital

      20.   innovation as measured by a percentage of sales from new products

    (ii)
    The following criteria for the Corporation, either in absolute terms or relative to the performance of the Corporation (for a different period), one or more other companies or an index covering multiple companies:

      1.     stock price

      2.     return on shareholders' equity

      3.     earnings per share

      4.     cash flow per share

      5.     total shareholder return (stock price appreciation plus dividends)

  (m)  "Qualified Performance-Based Award" means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 12.

  (n)   "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

  (o)   "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity in an unbroken chain of entities beginning with the Corporation if each of the entities other than the last entity in the unbroken chain owns an equity interest possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

  (p)   "Tandem SARs" shall have the meaning set forth in Section 5.2.

SECTION 2

Administration

2.1.    Committee.    The Plan shall be administered by the Board or a Committee. References hereinafter to the Committee shall mean the Compensation Committee of the Board (or other appointed committee) with respect to employee and other service provider Participants and the Board or the Corporate Governance Committee (or other appointed committee) with respect to non-employee director Participants. The Committee shall have plenary authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limitation of the foregoing, the Committee shall have the authority, subject to the terms and conditions of the Plan:

  (a)   to select the Participants to whom Awards may be made;

  (b)   to determine whether and to what extent Awards are to be granted hereunder;

  (c)   to determine the terms and conditions of each Award made hereunder, based on such factors as the Committee shall determine;

  (d)   subject to Section 2.5, to modify, amend or adjust the terms and conditions of any previously granted and outstanding Award;

  (e)   to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

  (f)    to interpret the terms and provisions of the Plan and any Award under the Plan (and any agreement under Section 2.5 relating thereto);

  (g)   subject to Section 2.5 and Section 2.6, to accelerate the vesting or lapse of restrictions on any outstanding Award, other than a Qualified Performance-Based Award, based in each case on such considerations as the Committee in its sole discretion determines;

  (h)   to decide all other matters that must be determined in connection with an Award;

  (i)    to determine whether, to what extent and under what circumstances cash, shares of Common Stock and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

  (j)    to establish any insider trading "blackout" period that the Committee in its sole discretion deems necessary or advisable; and

  (k)   to otherwise administer the Plan.

In determining any Award to be made to any eligible employee, the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant. The Committee may, except to the extent prohibited by applicable law or the listing standards of the stock exchange which is the principal market for the Common Stock, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officers of the Corporation or committee of officers of the Corporation selected by it, except with respect to Awards (including Qualified Performance-Based Awards) to any covered employees as defined in Section 162(m)(3) of the Code ("Covered Employees"), persons subject to Section 16 of the Exchange Act, or non-employee directors.

2.2.    Committee Action.    The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

2.3    Committee Discretion.    Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such officer at the time of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and the Participants eligible under the Plan.

2.4    Cancellation; Suspension; Clawback.    Any or all outstanding Awards to a Participant may at any time, in the Committee's sole discretion and subject to such terms and conditions established by the Committee, be cancelled, suspended, or required to be repaid, as the case may be, to the Corporation if the Participant (whether during employment or within eighteen (18) months after termination of employment or service with the Corporation and its Subsidiaries) (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, or (iv) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies); provided, however, that this sentence shall not apply following the occurrence of a Section 11 Event (as defined in Section 11) unless the agreement under Section 2.5 specifically so provides; and provided, further, that to the extent that a Participant is a party to another agreement with the Corporation (such as an employment agreement) that includes covenants with respect to one or more of the activities described in subsections (i) through (iv) above, the terms of the covenants in such other agreement shall instead be used in determining the applicability of this Section 2.4 to the Participant. Whether a Participant has engaged in any such activities shall also be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.

2.5    Agreements.    The terms and conditions of each Award shall be set forth in a written (or electronic) agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the making of such Award. The effectiveness of an Award shall be subject to the agreement being signed by the Corporation and the Participant receiving the Award unless otherwise provided in the agreement. Unless otherwise provided in the agreement, each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the Participant. The agreement confirming a stock option shall specify whether the stock option is an incentive stock option or a nonstatutory stock option. The provisions of such agreements need not be identical. Without the consent of the Participant, upon notice to the Participant thereof, the Committee may amend any Award to the Participant and the corresponding agreement in any respect not materially adverse to the Participant. All other amendments to the agreement shall be in writing (including electronic amendments) and executed on behalf of the Corporation and by the Participant. Any reference in the Plan to the agreement under Section 2.5 shall include any amendment to such agreement.

2.6    Certain Minimum Vesting Requirements.    The Committee shall not be permitted to (a) make any Awards under Sections 6, 7 or 9 which do not, (i) in the case of time-based restrictions, contain a vesting period of less than three years, with no more frequent than ratable vesting over such period, and (ii) in the case of performance based restrictions, contain a measurement period of less than one year, or (b) accelerate the vesting of any such Award in a manner which would cause such Award to not comply with subsection (a) above, except in the case of the death, disability or retirement of a Participant or in the case of a Section 11 Event; provided, however, that the Committee shall be permitted to make such Awards, or accelerate such vesting, in a manner that does not comply with subsection (a) or subsection (b) above, up to an aggregate of ten percent (10%) of the number of shares authorized for issuance under this Plan, subject to adjustment as provided in Section 4.5.

SECTION 3

Eligibility

Those employees of the Corporation or any Subsidiary (including, but not limited to, Covered Employees) who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary, other service providers and/or non-employee directors of the Corporation or any Subsidiary shall be eligible to receive Awards as described herein, provided however, that incentive stock options may be granted only to employees of the Corporation and Subsidiaries which are its subsidiaries within the meaning of Section 424(f) of the Code.

SECTION 4

Shares Subject to the Plan

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.5, the maximum aggregate number of shares of the Common Stock for which Awards may be made under the Plan shall be 7,600,000 shares. The maximum number of shares of Common Stock that may be granted pursuant to options intended to be incentive stock options shall be 1,500,000 shares.

4.2    Individual Limit.    The maximum number of shares of Common Stock as to which Awards other than performance units under Section 8 or Awards under Section 9 may be made under the Plan to any one Participant in any one calendar year is 500,000 shares, subject to adjustment and substitution as set forth in Section 4.5. For the purposes of this limitation, any adjustment or substitution made pursuant to Section 4.5 in a calendar year with respect to the maximum number of shares set forth in the preceding sentence shall also be made with respect to any shares subject to Awards previously granted under the Plan to such Participant in the same calendar year.

4.3    Share Counting.

  (a)   For purposes of the limit set forth in the first sentence of Section 4.1 (but not for purposes of any other limit in this Plan, including in Section 4.2), each share of Common Stock which is subject to an Award other than a stock option or a stock appreciation right shall be counted as 1.38 shares rather than one (1) share, provided, however, that in case of performance units and restricted stock units that have performance conditions, shares of Common Stock shall be counted as 1.38 shares rather than one (1) share for each actual share issued only at the time, if any, of the actual issuance of shares pursuant to the performance unit Award.

  (b)   Except in the case of Awards of performance units and restricted stock units that have performance conditions (where shares of Common Stock are counted only upon actual issuance of the shares pursuant to Section 4.3(a)), to the extent that any Award is forfeited, or any option and the Tandem SAR (if any) or any Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the shares of Common Stock subject to such Awards (and the number of shares counted against the limit set forth in the first sentence of Section 4.1 with respect to such Awards) shall again be available for Awards under the Plan under Section 4.1. However, shares of Common Stock subject to such Awards shall continue to be counted for purposes of Section 4.2 or Section 9, as applicable.

  (c)   If the exercise price of any option and/or the tax withholding obligations relating to any Awards are satisfied by delivering shares (either actually or through attestation) or withholding shares relating to such Award, the gross number of shares subject to the Award shall nonetheless be deemed to have been granted for purposes of Sections 4.1 and 4.2 and any shares which are delivered back to the Company or withheld by the Company will not be added back to the aggregate number of shares under Section 4.1 for which Awards may be made under the Plan.

  (d)   If a Tandem SAR is granted, each share of Common Stock subject to both the Tandem SAR and related stock option shall be counted as only one share of Common Stock for purposes of Sections 4.1 and 4.2.

  (e)   Each share of Common Stock subject to a stock option (with or without a Tandem SAR) or a Free-Standing SAR shall be counted as one share of Common Stock for purposes of Sections 4.1 and 4.2.

  (f)    All shares of Common Stock covered by a stock appreciation right, to the extent it is exercised and shares of Common Stock are actually issued upon exercise of the right, shall be counted for purposes of Sections 4.1 and 4.2, regardless of the number of shares used to settle the stock appreciation right upon exercise.

4.4    Common Stock.    To the extent that the Corporation has such shares of Common Stock available to it and can issue such shares without violating any law or regulation, the Corporation will reserve Common Stock for issuance with respect to an Award payable in Common Stock. The shares of Common Stock which may be issued under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board.

4.5    Adjustment and Substitution of Shares.    In the event of a merger, consolidation, stock rights offering, liquidation, separation, spinoff, disaffiliation of a Subsidiary from the Corporation, extraordinary dividend of cash or other property, or similar event affecting the Corporation or any of its Subsidiaries (each, a "Corporate Transaction"), or in the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a "Share Change"), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such option or stock appreciation right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the shares subject to outstanding Awards; and (3) in connection with any disaffiliation of a Subsidiary, arranging for the assumption of Awards, or replacement of Awards with new Awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, or by the entity that controls such Subsidiary following such disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities). The Committee shall adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Corporation's financial statements, notes to the financial statements, management's discussion and analysis or other of the Corporation's SEC filings; provided, however, that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code or cause such Awards not to qualify for the Section 162(m) Exemption, as defined in Section 12.1. No adjustment or substitution provided in this Section 4.5 shall require the Corporation or any other entity to issue or sell a fraction of a share or other security.

4.6    Section 409A; Section 162(m); Incentive Stock Options.    Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 4.5 to Awards that are considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 4.5 to Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 4.5 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the grant date of the Award to be subject thereto. If any such adjustment or substitution provided for in Section 4.5 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options or to comply with Section 162(m) of the Code, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee may determine that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding incentive stock option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

SECTION 5

Grant of Stock Options and Stock Appreciation Rights

5.1    Types of Options; Limit on Incentive Stock Options.    The Committee shall have authority, in its sole discretion, to grant "incentive stock options" pursuant to Section 422 of the Code, to grant "nonstatutory stock options" (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) or to grant both types of stock options (but not in tandem). Notwithstanding any other provision contained in the Plan or in any agreement under Section 2.5, but subject to the possible exercise of the Committee's discretion contemplated in the last sentence of this Section 5.1, the aggregate Fair Market Value on the date of grant of the shares with respect to which such incentive stock options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such Participant, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000 or such other applicable amount as may from time to time be set forth in the Code. If the date on which one or more incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any agreement under Section 2.5 and the acceleration of such exercise date would result in a violation of the $100,000 restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the extent, if any, that does not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its sole discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the second sentence of this Section 5.1 and even if one or more such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.

5.2    Types and Nature of Stock Appreciation Rights.    Stock appreciation rights may be tandem stock appreciation rights which are granted in conjunction with incentive stock options or nonstatutory stock options ("Tandem SARs"), or stock appreciation rights which are not granted in conjunction with options ("Free-Standing SARs"). Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive an amount in cash, shares of Common Stock, or both, in value equal to the product of (i) the excess of the Fair Market Value of one share of Common Stock on the date of exercise of the stock appreciation right over, in the case of a Tandem SAR, the exercise price of the related option, or in the case of a Free-Standing SAR, the Base Price per share (the "Spread"), multiplied by (ii) the number of shares of Common Stock in respect of which the stock appreciation right has been exercised. Notwithstanding the foregoing, the Committee at the time it grants a stock appreciation right may provide that the Spread covered by such stock appreciation right may not exceed a lower specified amount. The applicable agreement under Section 2.5 governing the stock appreciation rights shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. Tandem SARs may be granted at the grant date of the related stock options or, in the case of a related nonstatutory stock option, also at a later date. At the time a Tandem SAR is granted, the Committee may limit the exercise period for such Tandem SAR, before and after which period no Tandem SAR shall attach to the underlying stock option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for the related stock option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related option is exercisable in accordance with the provisions of this Section 5. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR. Any Tandem SAR granted with a related incentive stock option shall be exercisable only when the Fair Market Value of a share of Common Stock exceeds the exercise price for a share of Common Stock under the related incentive stock option.

5.3    Exercise Price and Base Price.    The exercise price per share of Common Stock subject to an option and any Tandem SAR, and the base price per share for any Free-Standing SAR (the "Base Price"), shall be determined by the Committee and set forth in the applicable agreement under Section 2.5, and shall be not less than the Fair Market Value of a share of the Common Stock on the applicable grant date, except that in the case of an incentive stock option granted to a Participant who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary which is a corporation (a "Ten Percent Participant"), the exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. For purposes of this Section 5.3, an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary. In no event may any option or stock appreciation right granted under this Plan, other than pursuant to Section 4.5, be amended to decrease the exercise price or Base Price thereof, be cancelled in conjunction with the grant of any new option or stock appreciation right with a lower exercise price or Base Price, be cancelled or repurchased for cash, property, or another Award at a time when the exercise price or Base Price is greater than the Fair Market Value of the underlying Common Stock, or otherwise be subject to any action that would be treated, for accounting purposes, as a "repricing" of such option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation's shareholders.

5.4    Term; Vesting and Exercisability.    The expiration date of each option and each stock appreciation right shall be fixed by the Committee, but shall not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Participant). Except as otherwise provided herein, options and stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and may be exercisable commencing with the grant date.

5.5    Method of Exercise.    Subject to the provisions of this Section 5, options and stock appreciation rights may be exercised, in whole or in part (unless otherwise specified by the Committee in its sole discretion), at any time prior to their expiration date by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock as to which the option or stock appreciation rights is being exercised. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the exercise price in United States of America dollars. If approved by the Committee (at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option), payment, in full or in part, may also be made as follows:

  (a)   Payment may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the option is exercised) provided however, that any portion of the exercise price representing a fraction of a share shall be paid in cash;

  (b)   To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. In the event the broker sells any shares on behalf of a Participant, the broker shall be acting solely as the agent of the Participant, and the Corporation disclaims any responsibility for the actions of the broker in making any such sales; and/or

  (c)   With such other instrument as approved by the Committee, including Corporation loans, to the extent permitted by applicable law.

5.6    Delivery; Rights of Shareholders.    No shares shall be delivered pursuant to the exercise of an option until the exercise price for the option has been fully paid and applicable taxes have been withheld. Unless otherwise specified by the Committee, the applicable Participant shall have all of the rights of a shareholder of the Corporation holding Common Stock with respect to the shares of Common Stock to be issued upon the exercise of the option or stock appreciation right (including the right to vote the applicable shares and the right to receive dividends), when the Participant (i) has given written notice of exercise in accordance with the procedures established by the Committee, (ii) if requested, has given the representation described in Section 10, and (iii) in the case of an option, has paid in full the exercise price for such shares.

5.7    Nontransferability of Options and Stock Appreciation Rights.    Unless the Committee shall otherwise determine in the case of nonstatutory stock options and stock appreciation rights and limited to a transfer without the payment of value or consideration to the Participant, (i) no option or stock appreciation right shall be transferable by a Participant other than by will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and (ii) all stock options and stock appreciation rights shall be exercisable during the lifetime of the Participant only by the Participant (or the Participant's guardian or legal representative). Any Tandem SAR shall be transferable only when the related stock option is transferable and then only with the related stock option.

5.8    Termination of Employment.    Unless the Committee, in its sole discretion, shall otherwise determine at the time of grant of the Award or, other than in the case of incentive stock options, thereafter, but subject to the provisions of Section 5.1 in the case of incentive stock options:

  (a)   If the employment or engagement of a Participant who is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Participant") is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

  (b)   If the employment or engagement of a Participant who is not a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option or stock appreciation right held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

  (c)   If the employment or engagement of a Participant who is a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary, or a Participant retires at normal retirement age (not early retirement) under any retirement plan of the Corporation, any then outstanding stock option or stock appreciation right held by such Participant shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the termination of employment) by the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

  (d)   Following the death of a Participant either during or after the termination of employment or engagement, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the death of the Participant) by the person entitled to do so under the will of the Participant, or, if the Participant shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period; and

  (e)   Unless the exercise period of a stock option or stock appreciation right following termination of employment or engagement has been extended as provided in Section 11.3, if the employment or engagement of a Participant terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all outstanding stock options and stock appreciation rights held by the Participant at the time of such termination of employment or engagement shall automatically terminate.

Whether termination of employment or engagement is a voluntary termination with the consent of the Corporation or a Subsidiary, whether a retirement is at normal retirement age under a retirement plan of the Corporation, and whether a Participant is a Disabled Participant shall be determined in each case, in its sole discretion, by the Committee (or, in the case of Participants who are not (i) Covered Employees as of the end of the Corporation's immediately preceding fiscal year or (ii) the Chief Executive Officer of the Corporation, by such Chief Executive Officer, in his sole discretion) and any such determination by the Committee or such Chief Executive Officer shall be final and binding. Without limitation of the foregoing, a termination of employment or engagement by the Participant shall not be a voluntary termination with the consent of the Corporation unless the Committee or, if applicable, such Chief Executive Officer, in its or his sole discretion, specifically consents to the termination of employment or engagement in writing.

5.9    Termination of Service.    In the case of Participants who are non-employee directors, unless the Committee, in its sole discretion, shall otherwise determine at the time of grant of the Award or thereafter:

  (a)   If the service of a Participant is terminated for reasons other than removal for cause, any then outstanding stock option or stock appreciation right held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of service) at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of service, whichever is the shorter period;

  (b)   Following the death of a Participant either during or after the termination of service, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the death of the Participant) by the person entitled to do so under the will of the Participant, or, if the Participant shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period; and

  (c)   Unless the exercise period of a stock option or stock appreciation right following termination of service has been extended as provided in Section 11.3, if the service of a Participant terminates due to a removal for cause, all outstanding stock options and stock appreciation rights held by the Participant at the time of such termination of service shall automatically terminate.

Whether termination of service due to a removal for cause shall be determined in each case, in its sole discretion, by the Committee and any such determination by the Committee shall be final and binding.

5.10    Other Terms and Conditions.    Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its sole discretion, by the Committee and set forth in the agreement under Section 2.5.

SECTION 6

Restricted Stock

6.1    Restricted Stock Awards; Certificates.    Shares of restricted stock are actual shares of Common Stock issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of restricted stock shall be registered in the name of the applicable Participant and, unless held by or on behalf of the Corporation in escrow or custody until the restrictions lapse or the shares are forfeited, shall bear an appropriate conspicuous legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Calgon Carbon Corporation Second Amended and Restated 2008 Equity Incentive Plan and a corresponding agreement. Copies of such Plan and agreement are on file at the offices of Calgon Carbon Corporation, 3000 GSK Drive, Moon Township, Pennsylvania 15108."

The Committee may require that the certificates evidencing such shares be held in escrow or custody by or on behalf of the Corporation until the restrictions thereon shall have lapsed or the shares are forfeited and that, as a condition of any Award of restricted stock, the applicable Participant deliver to the Corporation a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.2    Terms and Conditions.    Shares of restricted stock shall be subject to the following terms and conditions:

  (a)   Subject to Section 2.6, the Committee shall, prior to or at the time of grant, condition the vesting of an Award of restricted stock upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals, or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. The Committee shall establish at the time the restricted stock is granted the performance periods during which any Performance Goals specified by the Committee with respect to the restricted stock Award are to be measured. In the event that the Committee conditions the vesting of an Award of restricted stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of restricted stock as a Qualified Performance-Based Award. The conditions for vesting and the other provisions of restricted stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient, and shall be established by the Committee in its sole discretion. Except in the case of a Qualified Performance-Based Award, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock.

  (b)   Subject to the provisions of this Plan (including Section 6.3) and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of such restricted stock Award for which such vesting restrictions apply (the "Restriction Period"), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of such restricted stock. A restricted stock Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

  (c)   Except as provided in this Section 6 and in the applicable agreement under Section 2.5, the applicable Participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation holding the Common Stock that is the subject of the restricted stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee and set forth in the applicable agreement under Section 2.5 and subject to Section 15.4, cash dividends on the Common Stock that is the subject of the restricted stock Award may be (i) automatically deferred and reinvested in additional restricted stock, and held subject to the same vesting and forfeiture conditions of the underlying restricted stock, or (ii) held by the Corporation in cash (without any payment of interest thereon) subject to the same vesting and forfeiture conditions of the restricted stock with respect to which the dividends are payable. Unless otherwise determined by the Committee and set forth in the applicable agreement under Section 2.5, any Common Stock or other securities payable with respect to any restricted stock as a result of or pursuant to Section 4.5, shall be held subject to the same vesting and forfeiture conditions of the underlying restricted stock.

  (d)   As soon as practicable after the applicable Restriction Period has ended, the Committee shall determine and certify (in writing in the case of Qualified Performance-Based Awards) whether and the extent to which the service period and/or the Performance Goals were met for the applicable restricted stock. If the vesting condition or conditions applicable to the restricted stock are not satisfied by the time the Restriction Period has expired, such restricted stock shall be forfeited. If and when the Restriction Period expires without a prior forfeiture of the shares of restricted stock (i) if legended certificates have been issued, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates, (ii) if legended certificates have not yet been issued, unlegended certificates (and any related blank stock powers previously executed by the Participant) shall be delivered to the Participant, and (iii) any cash dividends held by the Corporation pursuant to Section 6.2(c) shall be delivered to the Participant.

6.3    Permitted Transfers.    Neither this Section 6 nor any other provision of the Plan shall preclude a Participant from transferring or assigning restricted stock, without the payment of value or consideration to the Participant, to (i) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death or (ii) the trustee of any other trust to the extent approved in advance by the Committee, in its sole discretion, in writing. A transfer or assignment of restricted stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee, in its sole discretion, in writing, and restricted stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement under Section 2.5 as if such trustee were a party to such agreement.

SECTION 7

Restricted Stock Units

7.1    Restricted Stock Unit Awards.    Restricted stock units are Awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount in cash, shares of Common Stock, or both, based upon the Fair Market Value of a specified number of shares of Common Stock.

7.2    Terms and Conditions.    Restricted stock units shall be subject to the following terms and conditions:

  (a)   Subject to Section 2.6, the Committee shall, prior to or at the time of grant, condition the vesting of restricted stock units upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the vesting of restricted stock units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the restricted stock units as a Qualified Performance-Based Awards. The Committee shall determine the performance period(s) during which any Performance Goals are to be achieved. The conditions for grant or vesting and the other provisions of restricted stock units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of restricted stock units shall be settled as and when the restricted stock units vest, as determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee, or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits. Except in the case of a Qualified Performance-Based Award, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock units.

  (b)   Subject to the provisions of the Plan and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of grant of such restricted stock units for which such vesting restrictions apply (the "Units Restriction Period"), and until the expiration of the Units Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber restricted stock units. A restricted stock unit may vest in part prior to the expiration of any Units Restriction Period.

  (c)   Participants granted restricted stock units shall not be entitled to any dividends payable on the Common Stock unless the agreement under Section 2.5 for restricted stock units specifies to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15.4 below). Restricted stock units shall not have any voting rights, and holders of restricted stock units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise).

SECTION 8

Performance Units

Performance units may be granted hereunder to eligible Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Committee shall establish at the time the performance unit is granted the performance period(s) during which any Performance Goals specified by the Committee with respect to the Award are to be measured. The Performance Goals to be achieved during any performance period(s) and the length of the performance period(s) shall be determined by the Committee upon the grant of each performance unit. The Committee may, in connection with the grant of performance units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of performance units (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance units may be paid in cash, shares of Common Stock, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable agreement under Section 2.5. Performance units shall not have any voting rights, and holders of performance units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise). The Performance Goals to be achieved for each performance period, whether the Performance Goals have been achieved, and the amount of the Award to be distributed shall be conclusively determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee. Performance units may be paid in a lump sum or in installments following the close of the performance period(s). The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber performance units. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of performance units made in any one calendar year shall be five million United States of America dollars ($5,000,000).

SECTION 9

Other Stock-Based Awards

The Committee may award Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents. Any such Award shall be subject to such terms and conditions as established by the Committee, and may include Qualified Performance-Based Awards. The maximum value of Common Stock and other property, including cash, that may be paid or distributed to any Participant pursuant to this Section 9 (and not pursuant to other sections of the Plan) in any one calendar year shall be five million United States of America dollars ($5,000,000).

SECTION 10

Issuance of Shares

The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed, (iii) all other applicable laws, regulations, rules and orders which may then be in effect and (iv) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 11

Additional Rights in Certain Events

11.1    Definitions.

For purposes of this Section 11, the following terms shall have the following meanings:

  (a)   "Section 11 Event" shall mean the date upon which any of the following events occurs:

      (i)  The acquisition by any individual, entity or group (a "Person") (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that, for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Corporation, (y) any acquisition by the Corporation or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation;

     (ii)  Any time at which individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, provided, that for this purpose, the Incumbent Board shall not include any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (any individual not included in the Incumbent Board by reason of this proviso shall be excluded permanently for purposes of determining whether the Incumbent Board has at any time ceased for any reason to constitute at least two-thirds (2/3) of the Board);

    (iii)  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns such voting power of the shares of the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least two-thirds (2/3) of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

     (iv)  Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

  (b)   "Covered Change of Control Termination" shall mean (i) the termination of Participant's employment by the Corporation other than for Cause during the one-year period after a Section 11 Event or (ii) the termination of Participant's employment by Participant during the one-year period after a Section 11 Event, in the case in which the Corporation has required the Participant to be based at a location in excess of thirty-five miles from the location of Participant's principal job location or office immediately prior to such change.

  (c)   "Cause" shall mean Participant's (i) willful misconduct in the performance of his or her duties (other than for Disability); (ii) dishonesty or breach of trust by Participant which is demonstrably injurious to the Corporation or its Subsidiaries; (iii) conviction for or plea of nolo contendere to a felony; (iv) insubordination or failure to follow directives issued by a superior at the Corporation or by the Board of Directors; (v) actions which cause a breach or violation of securities laws (including the Sarbanes-Oxley Act or any rules or regulations related thereto); or (vi) material violations of a Corporation policy.

11.2    Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights.    Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, and notwithstanding any other provision contained in the Plan other than Section 11.7, in case any Covered Change of Control Termination occurs with respect to a Participant, all outstanding stock options and stock appreciation rights of such Participant shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

11.3    Extension of the Expiration Date of Stock Options and Stock Appreciation Rights.    Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, and notwithstanding any other provision contained in the Plan other than Section 11.7, all stock options and stock appreciation rights held by a Participant whose employment with the Corporation or a Subsidiary terminates by a Covered Change of Control Termination shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option or stock appreciation right.

11.4    Lapse of Restrictions on Restricted Stock Awards.    Unless the agreement under Section 2.5 shall otherwise provide, and notwithstanding any other provision contained in the Plan other than Section 11.6 and Section 11.7, if any Covered Change of Control Termination occurs with respect to a Participant prior to the scheduled lapse of all restrictions applicable to restricted stock Awards of such Participant under the Plan (including but not limited to Qualified Performance-Based Awards), all such restrictions shall lapse upon the occurrence of any such Covered Changed of Control Termination regardless of the scheduled lapse of such restrictions.

11.5    Vesting of Restricted Stock Units and Performance Units.    Unless the agreement under Section 2.5 shall otherwise provide, and notwithstanding any other provision contained in the Plan other than Section 11.6 and Section 11.7, if any Covered Change of Control Termination occurs with respect to a Participant, all restricted stock units and performance units (including but not limited to Qualified Performance-Based Awards) of such Participant shall be considered to be earned and payable in full, any vesting conditions shall be considered to have been satisfied, and such restricted stock units and performance units shall be settled in cash as promptly as is practicable.

11.6    Code Section 409A.    Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 11 shall be applicable only to the extent specifically provided in the agreement under Section 2.5 applicable to the Award and permitted pursuant to Section 12.2.

11.7    Other Agreements.    Notwithstanding anything in this Plan to the contrary, to the extent that a Participant is a party to an agreement with the Corporation (such as an employment agreement) that has change in control provisions which provide for the acceleration of equity awards owned by the Participant, the provisions of such agreement and not the provisions herein shall control the acceleration and exercisability of such Participant's equity awards.

SECTION 12

Qualified Performance-Based Awards; Section 409A

12.1    Qualified Performance-Based Awards.

  (a)   The provisions of this Plan are intended to ensure that all options and stock appreciation rights granted hereunder to any Participant who is or may be a Covered Employee in the tax year in which such option or stock appreciation right is expected to be deductible to the Corporation qualify for the exemption from the limitation on deductions imposed by Section 162(m) of the Code (the "Section 162(m) Exemption"), and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an option or stock appreciation right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. Within 90 days after the commencement of a performance period or, if earlier, by the expiration of 25% of a performance period, the Committee will designate one or more performance periods, determine the Participants for the performance periods and establish the Performance Goals for the performance periods.

  (b)   Each Qualified Performance-Based Award (other than an option or stock appreciation right) shall be earned, vested and/or payable (as applicable) upon certification in writing by the Committee of the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as previously established by the Committee with respect to such Award.

  (c)   Notwithstanding any provision in the Plan or in any agreement under Section 2.5, to the extent that any such provision or action of the Committee would cause any Qualified Performance-Based Award not to qualify for the Section 162(m) Exemption, such provision or action shall be null and void as it relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.

12.2    Code Section 409A.    It is the intention of the Corporation that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Section 11 Event, shall be set forth in the applicable agreement under Section 2.5, and shall comply in all respects with Section 409A of the Code.

SECTION 13

Effect of the Plan on the Rights of Participants

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Participant any right to be granted any Award under the Plan. Nothing in the Plan, in any Award under the Plan or in any agreement under Section 2.5 providing for any Award under the Plan shall confer any right to any Participant to continue in the employ or service of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary or shareholders to terminate the employment or service of such Participant at any time or adjust his or her compensation at any time.

SECTION 14

Amendment or Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided that no such amendment of the Plan shall, without shareholder approval (a) increase the maximum aggregate number of shares of Common Stock for which Awards may be made under Section 4.1 of the Plan, (b) increase the maximum aggregate number of shares of Common Stock as to which incentive stock options may be granted under Section 4.1 of the Plan, (c) make any changes in the class of Participants eligible to receive Awards under the Plan, (d) change the maximum number of shares of Common Stock as to which Awards may be made to any Participant under Section 4.2 of the Plan, or the maximum amount that may be paid or distributed to any Participant pursuant to a grant of performance units or other stock-based Awards made in any one calendar year under Section 8 or 9 of the Plan, respectively, (e) change the exercise price or Base Price permitted under Section 5.3 of the Plan or the restrictions regarding repricing under Section 5.3 of the Plan, (f) be made if shareholder approval of the amendment is at the time required for Awards under the Plan to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any stock exchange on which the Common Stock may then be listed or (g) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for the Section 162(m) Exemption. No amendment or termination of the Plan shall, without the written consent of the holder of an Award under the Plan, adversely affect the rights of such holder with respect thereto.

SECTION 15

General Provisions

15.1    Additional Compensation Arrangements.    Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its Participants.

15.2    Tax Withholding.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Corporation (or, if applicable, a Subsidiary), or make arrangements satisfactory to the Corporation (or, if applicable, a Subsidiary) regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount unless otherwise determined by the Committee) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes, and provided that any fractional share amount must be paid in cash or withheld from compensation otherwise due to the Participant. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

15.3    Limitation of Liability.    The grant of any Award shall not:

  (a)   give a Participant any rights except as expressly set forth in the Plan or in the agreement under Section 2.5;

  (b)   create any fiduciary or other obligation of the Corporation or any Subsidiary to take any action or provide to the Participant any assistance or dedicate or permit the use of any assets of the Corporation or any Subsidiary that would permit the Participant to be able to attain any Performance Goals associated with any Award;

  (c)   create any trust, fiduciary or other duty or obligation of the Corporation or any Subsidiary to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or

  (d)   create any obligation of the Corporation or any Subsidiary that shall be greater than the obligation of the Corporation or that Subsidiary to any of their general unsecured creditors.

15.4    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional restricted stock at the time of any dividend payment, and the payment of shares with respect to dividends to Participants holding Awards of restricted stock units, shall only be permissible if authorized by the Committee and if sufficient shares of Common Stock are available under Section 4 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of restricted stock units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which restricted stock units shall provide for settlement in cash and for dividend equivalent reinvestment in further restricted stock units on the terms contemplated by this Section 15.4.

15.5    Governing Law and Interpretation.    To the extent not inconsistent with federal law, the Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

15.6    Dispute Resolution.    Since Awards are granted in Western Pennsylvania, records relating to the Plan and Awards are located in Western Pennsylvania, and the Plan and Awards are administered in Western Pennsylvania, the Corporation and the Participant to whom an Award is granted, for themselves and their heirs, representatives, successors and assigns (collectively, the "Parties") irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, the subject matter of the Plan or any Awards under the Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any Awards or the terms and conditions of the Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to the Plan, and to ensure consistency in application and interpretation of the governing law under Section 15.5 of the Plan, the Parties agree that (a) sole and exclusive appropriate venue for any such action shall be the Pennsylvania courts described in the immediately preceding sentence, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Parties and over the subject matter of any dispute relating hereto and (d) the Parties waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

15.7    Non-Transferability.    Except as otherwise specifically provided in the Plan or by the Committee and limited to a transfer without the payment of value or consideration to the Participant, Awards under the Plan are not transferable except by will or by laws of descent and distribution of the state of domicile of the Participant at the time of death.

15.8    Deferrals.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, provided that any such deferral is consistent with all aspects of Section 409A of the Code. Subject to the provisions of this Plan and any agreement under Section 2.5, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

15.9    Integration.    The Plan and any written agreements executed by Participants and the Corporation under Section 2.5 contain all of the understandings and representations between the parties and supersede any prior understandings and agreements entered into between them regarding the subject matter within. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of the Plan which are not fully expressed in the Plan and the written agreements.

15.10    Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to eligible employees who are foreign nationals, who are located outside the United States of America or who are not compensated from a payroll maintained in the United States of America, or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States of America, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

SECTION 16

Effective Date and Duration of Plan

The effective date and date of adoption of the Plan shall be March 14, 2017, the date of adoption of the Plan by the Board, provided that the Plan is approved by a majority of the votes cast at a meeting of shareholders duly called, convened and held on or prior to May 4, 2017, at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan. No stock option or stock appreciation right granted under the Plan on or after March 14, 2017 may be exercised until after such approval and any restricted stock, restricted stock units, performance units or other Award awarded under the Plan shall be forfeited to the Corporation on May 4, 2017 if such approval has not been obtained on or prior to that date. No Award under the Plan may be made subsequent to March 17, 2024.

. + Vote by Internet • Go to www.investorvote.com/CCC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the Calgon Carbon Corporation Stockholder Meeting to be Held on May 4, 2017 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: www.investorvote.com/CCC Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.investorvote.com/CCC. Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.  When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery. + 2 N O T 02ID2B Stockholder Meeting Notice IMPORTANT ANNUAL MEETING INFORMATION

. Calgon Carbon Corporation Annual Meeting of Stockholders will be held on May 4, 2017 at the Company’s office, 3000 GSK Drive, Moon Township, Pennsylvania 15108, at 1:00 p.m. Eastern Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2, 4, and 5 and for 1 Year on Proposal 3: 1. 2. 3. 4. 5. Election of Directors. Advisory vote on executive compensation. Frequency of advisory vote on executive compensation. Ratify selection of Auditors. Approval of Second Amended and Restated 2008 Equity Incentive Plan. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Directions to the Calgon Carbon Corporation 2017 Annual Meeting Directions to the Calgon Carbon Corporation 2017 annual meeting are available on Calgon Carbon Corporation’s website which can be viewed at www.calgoncarbon.com/ForInvestors Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.investorvote.com/CCC. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Calgon Carbon Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by 10 days before the meeting. g g 02ID2B Stockholder Meeting Notice

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, on May 3, 2017. Vote by Internet • Go to www.investorvote.com/CCC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote “FOR” each director nominee, “FOR” proposals 2, 4, and 5 and for “1 Year” on proposal 3. + 1. Election of Directors: 01 - Randall S. Dearth For Withhold For Withhold For Withhold 02 - John J. Paro 03 - Timothy G. Rupert For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Approval, on an advisory basis, of the compensation of the named executive officers of Calgon Carbon Corporation as described under the heading entitled “Executive and Director Compensation” in the Proxy Statement for the 2017 Annual Meeting of Stockholders. 4. Ratification of Deloitte & Touche LLP as independent registered public accounting firm for 2017. 3. Whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, should occur every: ForAgainst Abstain 5. Approval of the Second Amended and Restated Calgon Carbon Corporation 2008 Equity Incentive Plan. B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as an executor, administrator, trustee, guardian, agent or attorney, please give your full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02ID0C Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — CALGON CARBON CORPORATION ANNUAL MEETING OF STOCKHOLDERS MAY 4, 2017 1:00 P.M. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Randall S. Dearth and Chad Whalen, or either of them, are hereby appointed, for the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Calgon Carbon Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company scheduled for May 4, 2017 at 1:00 P.M. at the Company’s office, 3000 GSK Drive, Moon Township, Pennsylvania 15108, and at any adjournment thereof, as directed on the reverse side and, in their discretion on any matters which may properly come before the meeting. This proxy will be voted as directed or if no direction is provided, the shares represented by this proxy will be voted FOR all of the nominees listed in proposal 1, FOR proposals 2, 4, and 5 and for “1 Year” on proposal 3. This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted “FOR” each director nominee and “FOR” proposals 2, 4, and 5 and for “1 Year” on proposal 3 stated above. If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY.